UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Preliminary proxy statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SELECTIVE INSURANCE GROUP, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 (973) 948-3000
March 26, 2009
NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
April 29, 2009
The 2009 Annual Meeting of Stockholders of Selective Insurance Group, Inc. (“Selective”) will be held at 3:00 PM on Wednesday, April 29, 2009, in the Auditorium at Selective’s principal offices, which have both a physical and mailing address of 40 Wantage Avenue, Branchville, New Jersey 07890.
At the meeting, we will ask stockholders to:
1.	Elect three (3) Class II directors for a term expiring in 2012;
2.	Approve the amended and restated Selective Insurance Group, Inc. Employee Stock Purchase Plan (2009);
3.	Ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2009; and
4.	Consider and vote upon a stockholder proposal relating to the declassification of the Board of Directors.
We plan a brief business meeting focused on these items and we will attend to any other business as may properly come before the meeting and at any adjournments or postponements of the meeting. The Board of Directors recommends that you vote in favor of Items 1, 2, 3, and 4. These proposals are further described in the proxy statement.
Also enclosed is Selective’s 2008 Annual Report to Stockholders. At the meeting, we will be making a brief presentation on operations and we will offer time for your comments and questions.
Selective stockholders of record at the close of business on March 9, 2009 are entitled to notice of and to vote at the meeting and any adjournment of it. A quorum is a majority of outstanding shares. YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE YOUR SHARES BY: (1) CALLING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD; (2) ACCESSING THE INTERNET WEBSITE LISTED ON THE PROXY CARD; OR (3) COMPLETING, DATING, AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME, AS DESCRIBED IN THE PROXY STATEMENT, PRIOR TO THE TIME IT IS VOTED AT THE 2009 ANNUAL MEETING.
Very truly yours,

Gregory E. Murphy
Chairman of the Board, President and Chief Executive Officer
By Order of the Board of Directors:

Robyn P. Turner
Corporate Secretary

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 29, 2009
GENERAL INFORMATION ABOUT SELECTIVE’S ANNUAL MEETING
WHEN AND WHERE IS THE ANNUAL MEETING?
The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Selective Insurance Group, Inc. (“Selective” or the “Company”) will be held on Wednesday, April 29, 2009, at 3:00 PM in the Auditorium at Selective’s principal offices at 40 Wantage Avenue, Branchville, New Jersey 07890. Directions are on the back of the Proxy Statement.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Anyone who owned Selective common stock as of the close of business on March 9, 2009, is entitled to one vote per share owned. There were 52,819,024 shares outstanding at the close of business on that date.
WHO IS SOLICITING MY PROXY TO VOTE MY SHARES AND WHEN?
Selective’s Board of Directors (“Board of Directors” or the “Board”) is soliciting your “proxy,” or your authorization for our named proxies, John C. Burville and Ronald L. O’Kelley, to vote your shares. Unless revoked by you, your proxy will be effective for the Annual Meeting and for any adjournments or continuations of that meeting.
WHAT IS THE COST OF SOLICITING PROXIES AND WHO IS PAYING FOR THE COST?
Selective is bearing the entire cost of soliciting proxies. Proxies will be solicited principally through the mail, but may also be solicited personally or by telephone, or special letter by directors, officers, and regular Selective employees for no additional compensation. Selective has engaged Georgeson Inc. (“Georgeson”), a proxy solicitation firm, to assist in the solicitation of proxies and the distribution of proxy materials, including reviewing Selective’s proxy materials, disseminating broker search cards, soliciting a proxy service company, brokers, banks, and institutional holders, and delivering executed proxies. Georgeson will provide such services for an estimated fee of approximately $7,500 plus expenses. Selective will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of Selective common stock.
WHAT ARE THE REQUIREMENTS FOR BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING?
For business to be conducted at the Annual Meeting, owners of 26,409,513 shares of Selective common stock (a majority of the issued and outstanding shares entitled to vote) constitute a quorum and must be in attendance or represented by proxy.

PROPOSALS FOR STOCKHOLDER VOTE AND APPROVAL REQUIREMENTS
Management is presenting three (3) proposals for a stockholder vote and a stockholder intends to present one (1) proposal for a stockholder vote.

PROPOSAL 1.	ELECTION OF DIRECTORS
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE THREE NOMINATED CLASS II DIRECTORS: A. DAVID BROWN, S. GRIFFIN MC CLELLAN III, AND J. BRIAN THEBAULT.
You can find information about these nominees, as well as information about Selective’s Board of Directors, its committees, compensation for directors, and other related matters beginning on page 6.
New Jersey law and Selective’s By-laws govern the vote on Proposal 1, on which you may:
•	Vote in favor of all the nominees;

•	Withhold your votes as to all nominees; or

•	Withhold your votes as to specific nominees.
Assuming a quorum is present, to be elected, a candidate must receive a plurality of the votes cast at the Annual Meeting in person or by proxy. Stockholders may not cumulate their votes. Abstentions and broker non-votes will have no effect on the outcome of the vote.

PROPOSAL 2.	APPROVAL OF AMENDED AND RESTATED SELECTIVE INSURANCE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN (2009)
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDED AND RESTATED SELECTIVE INSURANCE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN (2009)
You can find information about the amended and restated Selective Insurance Group, Inc. Employee Stock Purchase Plan (2009) beginning on page 42.
New Jersey law and Selective’s By-laws govern the vote on Proposal 2, on which you may:
•	Vote in favor of Proposal 2;

•	Vote against Proposal 2; or

•	Abstain from voting.
Assuming a quorum is present, Proposal 2 will pass if approved by an affirmative vote of a majority of votes cast at the Annual Meeting. Under New Jersey law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes and, accordingly, will have no effect on the outcome of the vote. A majority vote is also required to approve Proposal 2 for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”).

PROPOSAL 3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.
You can find information about Selective’s relationship with KPMG LLP beginning on page 48.
New Jersey law and Selective’s By-laws govern the vote on Proposal 3, on which you may:
•	Vote in favor of Proposal 3;

•	Vote against Proposal 3; or

•	Abstain from voting.
Assuming a quorum is present, Proposal 3 will pass if approved by an affirmative vote of a majority of the votes cast at the Annual Meeting. Under New Jersey law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote.

PROPOSAL 4.	STOCKHOLDER PROPOSAL RELATING TO THE DECLASSIFICATION OF THE BOARD OF DIRECTORS.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE STOCKHOLDER PROPOSAL RELATING TO THE DECLASSIFICATION OF THE BOARD OF DIRECTORS.
You can find information about the stockholder proposal relating to the declassification of the Board of Directors beginning on page 50.
New Jersey law and Selective’s By-laws govern the vote on Proposal 4, on which you may:
•	Vote in favor of Proposal 4;

•	Vote against Proposal 4; or

•	Abstain from voting.
Assuming a quorum is present, Proposal 4 will pass if approved by an affirmative vote of a majority of votes cast at the Annual Meeting. Under New Jersey law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote.
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING
The Board of Directors is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by applicable law and NASDAQ Stock Market (“NASDAQ”) and United States Securities and Exchange Commission (“SEC”) rules and regulations, to vote on such matters according to their best judgment.
The Chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board of Directors if the proposal or nominee is not properly submitted. The requirements for submitting proposals and nominations for this year’s meeting were the same as those described on page 52 for next year’s meeting.

VOTING AND PROXY PROCEDURE
HOW DO I VOTE?
You can vote four (4) ways:
1.	BY MAIL. Mark your voting instructions on, then sign and date the proxy card. Then return the proxy card in the postage-paid envelope provided. If you mail your proxy card, we must receive it before the beginning of the meeting.

If we receive your signed proxy card, but you do not give voting instructions, the named proxies will vote your shares FOR Proposals 1, 2, 3, and 4. If any other matters arise during the meeting which require a vote, the named proxies will exercise their discretion, to the extent permitted by applicable law and NASDAQ and SEC rules and regulations.

2.	BY TELEPHONE. Call the toll-free number on your proxy card to vote by telephone. Follow the instructions on your proxy card and the voice prompts. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

3.	BY INTERNET. Go to the website listed on your proxy card to vote through the Internet. Follow the instructions on your proxy card and the website. If you vote through the Internet, you may incur telephone and/or Internet access charges from your service providers. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

4.	IN PERSON. Attend the Annual Meeting, or send a personal representative with an appropriate proxy, in order to vote.
HOW DO I REVOKE MY PROXY OR CHANGE MY VOTING INSTRUCTIONS?
You may revoke your proxy before the proxy is exercised by writing to Selective’s Corporate Secretary, Robyn P. Turner, at the address in the meeting notice on the cover of this Proxy Statement. You may also change your vote before the proxy is exercised by entering a new vote via the Internet, by telephone, or by returning a properly executed proxy bearing a later date. Any subsequent timely and valid vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before noon central time on April 28, 2009 will be the vote that is counted, except that you may also change your vote by voting in person at the Annual Meeting.
HOW WILL PROXIES BE VOTED IF I GIVE MY AUTHORIZATION?
If you properly execute your proxy on the accompanying form, return it to Selective, or submit your proxy by telephone or Internet as described above, and do not subsequently revoke your proxy, your shares of common stock will be voted at the Annual Meeting in accordance with your instructions. In the absence of instructions, the named proxies will vote your shares “FOR” the election of each director nominee, “FOR” the approval of the Selective Insurance Group, Inc. Employee Stock Purchase Plan (2009), “FOR” the ratification of the appointment of KPMG LLP as Selective’s independent public accountants for the fiscal year ending December 31, 2009, and “FOR” the stockholder proposal relating to the declassification of the Board of Directors. If other matters should properly come before the meeting, the named proxies will vote on such matters, to the extent permitted by applicable law and NASDAQ and SEC rules and regulations, in accordance with their best judgment.

HOW WILL VOTES BE COUNTED?
The inspector of elections appointed by the Board of Directors for the Annual Meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter). Shares represented by proxies that reflect abstentions and broker non-votes are counted for determining whether there is a quorum. For Proposal 1, abstentions and broker non-votes will not be considered in determining whether director nominees have received the requisite number of affirmative votes. For Proposals 2, 3, and 4, approval will require the affirmative vote of a majority of votes cast at the Annual Meeting. Although abstentions and broker non-votes are treated as present for purposes of determining whether a quorum is present at the Annual Meeting, any shares not voted as a result of an abstention or a broker non-vote will not be counted as voting “for” or “against” Proposals 2, 3, and 4. Accordingly, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of a vote.
WHAT IF MY SHARES ARE NOT REGISTERED IN MY NAME?
If you own your shares in “street name,” meaning that your broker is actually the record owner, you should contact your broker. When a broker does not have voting instructions and withholds its vote on one of these matters, it is called a “broker non-vote.” Broker non-votes count toward a quorum, but otherwise do not affect the outcome of any proposal.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2009
This Proxy Statement is available on Selective’s internet website at www.selective.com.

INFORMATION ABOUT PROPOSAL 1
Election of Directors
Selective’s Board of Directors currently has twelve (12) members and is divided into three (3) classes designated Class I, Class II, and Class III. Pursuant to Selective’s Restated Certificate of Incorporation, as amended, and its By-laws, Selective may have a minimum of seven (7) and a maximum of twenty (20) directors. By majority vote, the Board of Directors may set the number of directors within this range at any time. Effective as of the Annual Meeting, the Board has set the number of directors at eleven (11). William M. Kearns, Jr., having surpassed the eligibility age for election as a director, will retire from the Board on April 29, 2009, following the election of directors at the 2009 Annual Meeting of Stockholders. The Board thanks Mr. Kearns for his many years of service as a Director and Lead Independent Director of the Board.
Under Selective’s By-laws, directors are elected at the Annual Meeting for terms of three (3) years, unless a director is being elected to fill a vacant, unexpired term. No family relationships exist between any of Selective’s current directors, executive officers, and persons nominated by Selective to become a director.
The Board has ratified the Corporate Governance and Nominating Committee’s nomination of the following three (3) incumbent Class II directors to stand for election at the Annual Meeting for terms expiring at the 2012 Annual Meeting or until a successor has been duly elected and qualified: A. David Brown, S. Griffin McClellan III, and J. Brian Thebault.
All three (3) nominees have consented to being named in this Proxy Statement and to serve if elected and the Board does not know of any reason why any of these nominees would decline or be unable to serve if elected. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board can either reduce its size or designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary.
NOMINEES OF THE BOARD OF DIRECTORS

CLASS II — Directors Nominated to Continue in Office Until the 2012 Annual Meeting of Stockholders

Name, Age, Year Elected To Board of Directors	Occupation And Background

A. David Brown, 66 Independent Director, 1996	• Senior Vice President, Human Resources, Linens ‘n Things, Inc., 2006 to 2009. In May 2008, Linens and Things, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code.
• Managing Partner, Bridge Partners, LLC, an executive recruiting firm, 2003 to 2006.
• Partner, Whitehead Mann, executive recruiters, 1997 to 2003.
• Director, Hanover Direct, 2003 to 2006.
• Director, Zale Corporation, 1997 to 2006.
• Director, The Sports Authority, Inc., 1998 to 2003.
• Trustee, Jackie Robinson Foundation.
• Graduate of Monmouth University (B.S.).

S. Griffin McClellan III, 71	• Retired Banking Executive.
Independent Director, 1980	• Self-employed Consultant, 1994 to 2001.
• Graduate of Harvard University (B.A.).

Name, Age, Year Elected To Board of Directors	Occupation And Background

J. Brian Thebault, 57	• Chairman, Earth-Thebault, since 2007.
Independent Director, 1996	• Partner, Thebault Associates, since 2007.
• Chairman and Chief Executive Officer, L.P. Thebault Company, 1998 to 2007; President and Chief Executive Officer, L.P. Thebault Company, 1984 to 1998.
• Trustee, The Peck School, since 1994.
• Trustee, The Delbarton School, 1990 to 2007.
• Graduate of University of Southern California (B.S.).
CONTINUING DIRECTORS

CLASS I	—	Directors Continuing in Office Until the 2010 Annual Meeting of Stockholders

Name, Age, Year Elected To Board of Directors	Occupation And Background

W. Marston Becker, 56 Independent Director, 2006	• Chairman and CEO, Max Capital Group Ltd., since October 2006; Director, since 2004.
• Chairman and General Partner of West Virginia Media Holdings, since 2001.
• Chairman and CEO of LaSalle Re Holdings Ltd., 2002 to 2008.
• Director, BrickStreet Mutual Insurance Company, since 2008.
• Director, Dorado Insurance, Ltd., since 2007.
• Director, Coal Contractors Insurance, Ltd., since 2002.
• Chairman and Chief Executive Officer, Trenwick Group, Ltd., 2002 to 2005; Director, Trenwick Group, Ltd., 1997 to 2003.
• Director, Mountain Companies, since 2007.
• Director, Beazley Group plc, 2006 to 2008.
• CEO, McDonough-Caperton Insurance Group, 1986 to 1994.
• Advisory Board Member, Conning Funds, since 1997.
• Advisory Board Member, American Securities Funds, since 1997.
• Graduate of West Virginia University (B.S. and J.D.).

Gregory E. Murphy, 53	• Chairman, President and Chief Executive Officer of Selective, since May 2000.
Employee Director, 1997	• President and Chief Executive Officer of Selective, May 1999 to May 2000.
• President and Chief Operating Officer of Selective, 1997 to May 1999.
• Other senior executive, management, and operational positions at Selective, since 1980.
• Certified Public Accountant (New Jersey) (Inactive).
• Director, Newton Memorial Hospital Foundation, Inc., since 1999.
• Director, Property Casualty Insurers Association of America, since 2008.
• Director, Insurance Information Institute, since 2000.
• Trustee, the American Institute for CPCU (AICPCU) and the Insurance Institute of America (IIA), since 2001.
• Graduate of Boston College (B.S. Accounting).
• Harvard University (Advanced Management Program).
• M.I.T. Sloan School of Management.

Name, Age, Year Elected To Board of Directors	Occupation And Background

William M. Rue, 61	• President, Rue Insurance, general insurance agency, since 1969.
Non-Independent Director, 1977	• President, Rue Financial Services, Inc., since 2002.
• Director, 1st Constitution Bank, since 1989, Secretary of the Board, since 2005.
• Director, 1st Constitution Bancorp, since 1999, Secretary of the Board, since 2005.
• Director, Robert Wood Johnson University Hospital at Hamilton, since 1994.
• Trustee, Rider University, since 1993.
• Director, Robert Wood Johnson University Hospital Foundation, since 1999.
• Member, National Association of Securities Dealers.
• Member, Council of Insurance Agents & Brokers.
• Member, Society of CPCU.
• Member, Professional Insurance Agents Association.
• President, The Rue Foundation, since 2004.
• Graduate of Rider College (B.A.).

CLASS III	—	Directors Continuing in Office Until the 2011 Annual Meeting of Stockholders

Name, Age, Year Elected To Board of Directors	Occupation And Background

Paul D. Bauer, 65	• Retired financial executive.
Independent Director, 1998	• Executive Vice President and Chief Financial Officer of Tops Markets, Inc., 1970 to 1993.
• Director, Rosina Holdings Inc., since 2002.
• Director, R.P. Adams Co., 1991 to 2004.
• Director, IMC, Inc., 1995 to 2000.
• Co-founder and President, Buffalo Inner-City Scholarship Opportunity Network, since 1995.
• Trustee, Holy Angels Academy, since 2005.
• Graduate of Boston College (B.S. Accounting).

John C. Burville, 61	• Insurance Consultant to the Bermuda Government, 2003 to 2007.
Independent Director, 2006	• Bermuda Insurance Advisory Committee, 1985 to 2003.
• Chief Actuary and Senior Rating Agency Manager of ACE Limited, 1992 to 2003.
• Graduate of Leicester University in the United Kingdom (BSc and Ph.D.).
• Fellow of the Institute of Actuaries.

Name, Age, Year Elected To Board of Directors	Occupation And Background

Joan M. Lamm-Tennant, 56	• Risk Strategist, Marsh & McLennan Companies, Inc., since Feb. 2009.
Independent Director, 1993	• Global Chief Economist & Risk Strategist, Guy Carpenter & Company, LLC, since 2007.
• Senior Vice President, General Re Corporation, 1997 to 2007.
• Adjunct Professor, the Wharton School of the University of Pennsylvania, since 2006.
• Professor of Finance, Villanova University, 1988 to 2000.
• Director, IVANS, Inc., since 2004.
• Member, American Risk and Insurance Association.
• Member, International Insurance Society.
• Member, Association for Investment Management and Research.
• Graduate of St. Mary’s University (B.B.A. and M.B.A.).
• Graduate of the University of Texas (Ph.D.).

Michael J. Morrissey, 61	• Chairman and Chief Executive Officer, Firemark Investments, since 1983.
Independent Director, 2008	• Director, CGA Group, Ltd., since 1998.
• President, Chief Operating Officer, Chief Investment Officer and Director, Manhattan Life Insurance Company, 1985 to 1987.
• Chief Executive Officer, Manhattan Capital Management, 1985.
• Senior Vice President, Crum & Forster Insurance Group, 1978 to 1983.
• Chartered Financial Analyst.
• Graduate of Boston College (B.A.).
• Graduate of Dartmouth College (M.B.A.).

Ronald L. O’Kelley, 64	• President and Chief Executive Officer, U.S. Shipping Partners, L.P., since 2008.
Independent Director, 2005	• Chairman and Chief Executive Officer, Atlantic Coast Venture Investments Inc., 2003 to 2008; Director, Atlantic Coast Venture Investments Inc., since 2003.
• Executive Vice President, Chief Financial Officer and Treasurer, State Street Corporation, 1995 to 2002.
• Director, U.S. Shipping Partners L.P., 2004 to 2008.
• Director, Refco Inc., 2005 to 2006.
• Advisory Director, Donald H. Jones Center for Entrepreneurship, Tepper School of Business, Carnegie Mellon University, since 2003.
• Member, National Association of Corporate Directors.
• Graduate of Duke University (A.B.).
• Graduate of Carnegie Mellon University (M.B.A.).

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table shows as of February 28, 2009:
•	The number of shares of Selective common stock beneficially owned by each director, the Chairman of the Board, President and Chief Executive Officer (the “CEO”), the Chief Financial Officer (the “CFO”), and the three most highly compensated executive officers other than the CEO and CFO (collectively, with the CEO and CFO, referred to as the “named executive officers”).

•	The number of shares of Selective common stock beneficially owned by the directors and executive officers of Selective as a group.

	Number of Shares
			Options
Name of Beneficial			Exercisable Within	Total Shares	Percent of
Owner	Common Stock (1)		60 Days	Beneficially Owned	Class
Bauer, Paul D.	38,001		51,544	89,545	*
Becker, W. Marston	12,225		15,544	27,769	*
Brown, A. David	40,208		45,544	85,752	*
Burville, John C.	7,813		15,544	23,357	*
Connell, Richard F.	50,337		17,184	67,521	*
Guthrie, Kerry A.	63,559	(2)	55,684	119,243	*
Kearns, William M., Jr.	201,579		51,544	253,123	*
Lamm-Tennant, Joan M.	45,373		51,544	96,917	*
McClellan, S. Griffin, III	40,825	(3)	27,544	68,369	*
Morrissey, Michael J.	1,045		0	1,045	*
Murphy, Gregory E.	121,381		70,002	191,383	*
O’Kelley, Ronald L.	15,326		21,544	36,870	*
Rue, William M.	410,338	(4)	51,544	461,882	1%
Thatcher, Dale A.	53,494		17,184	70,678	*
Thebault, J. Brian	52,825	(5)	51,544	104,369	*
Zaleski, Ronald J., Sr.	35,755		41,176	76,931	*
All directors and executive officers, as a group (20 persons)	1,242,405		600,457	1,842,862	3%

*	Less than 1% of the common stock outstanding.

(1)	Certain directors and executive officers hold Selective stock in margin accounts but, except as set forth in the footnotes to this table, no director or officer has pledged Selective stock for a loan or stock purchase.

(2)	5,196 of the shares held by Kerry A. Guthrie, Selective’s Executive Vice President and Chief Investment Officer, were pledged as collateral for a loan made by Selective to purchase Selective common stock in 1998, which loan is grandfathered under the Sarbanes-Oxley Act of 2002 and was authorized by the Board of Directors to encourage Selective stock ownership. This loan was repaid in full as of March 6, 2009.

(3)	Includes 4,000 shares held by Mr. McClellan’s wife, for which Mr. McClellan disclaims beneficial ownership.

(4)	Includes: (i) 34,727 shares held by Chas. E. Rue & Sons, Inc. t/a Rue Insurance (“Rue Insurance”), a general insurance agency of which Mr. Rue is President and owner of more than a 10% equity interest (see page 11 of this Proxy Statement for more information); and (ii) 1,980 shares held by Mr. Rue’s wife.

(5)	Includes: (i) 217 shares held in custody for and 213 shares held by Mr. Thebault’s son; (ii) 217 shares held in custody for and 207 shares held by a daughter of Mr. Thebault; and (iii) 210 shares held in custody for another daughter of Mr. Thebault.

The following table lists the only persons or groups known to Selective to be the beneficial owner of more than 5% of any class of Selective’s voting securities as of December 31, 2008, based on Schedules 13G filed by the beneficial owners on February 9, 2009 and February 5, 2009, respectively, with the SEC.

		Amount & Nature of	Percentage of
Title of Class	Name & Address of Beneficial Owner	Beneficial Ownership	Class

Common Stock	Dimensional Fund Advisors LP	4,480,467 shares	8.49%
	Palisades West, Building One	of common stock
	6300 Bee Cave Road
	Austin, TX 78746

Common Stock	Barclays Global Investors, NA and Affiliates	3,593,318 shares	6.81%
	400 Howard Street	of common stock
	San Francisco, CA 94105

EXECUTIVE OFFICERS
Information regarding Executive Officers is incorporated by reference to the section entitled “Executive Officers of the Registrant” in Part I, Item 1. Business of Selective’s Annual Report on Form 10-K for the year ended December 31, 2008.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
William M. Rue, a Selective director, is President and owns more than 10% of the equity of Rue Insurance, a general independent insurance agency. Rue Insurance is an appointed independent agent of Selective’s insurance subsidiaries and Selective HR Solutions, Inc., Selective’s human resources administration subsidiary (together with its subsidiaries, “Selective HR Solutions”), on terms and conditions similar to those of other Selective agents, including the right to participate in the Selective Insurance Group, Inc. Stock Purchase Plan for Independent Insurance Agencies. Rue Insurance also places insurance for Selective’s business operations. Selective’s relationship with Rue Insurance has existed since 1928 and Selective expects that its relationship with Rue Insurance will continue in 2009. In 2008:
•	Rue Insurance placed insurance policies with Selective’s insurance subsidiaries. Direct premiums written associated with these polices was $8.3 million in 2008, $9.9 million in 2007, and $9.5 million in 2006. In return, Selective’s insurance subsidiaries paid commissions to Rue Insurance of $1.7 million in 2008 and 2007, and $1.9 million in 2006.

•	Rue Insurance placed human resource outsourcing contracts with Selective HR Solutions resulting in revenues to Selective HR Solutions of approximately $79,000 in 2008, $69,000 in 2007, and $62,000 in 2006. In return, Selective HR Solutions paid commissions to Rue Insurance of $12,000 in 2008, $15,000 in 2007, and $14,000 in 2006.

•	Rue Insurance placed insurance coverage for Selective with non-Selective insurance companies for which Rue Insurance was paid commission pursuant to its agreements with those carriers. Selective paid premiums for such insurance coverage of $0.5 million in 2008, $0.5 million in 2007, and $0.5 million in 2006.

•	Selective paid reinsurance commissions of $0.2 million in 2008, 2007, and 2006 to PL, LLC. PL, LLC is an insurance fund administrator of which Rue Insurance owns 33.33% and which places reinsurance through a Selective insurance subsidiary.
The son of S. Griffin McClellan III, a Selective director, Samuel G. McClellan IV, was an Assistant Vice President of Selective’s insurance subsidiaries through January 16, 2009. In 2008, Mr. McClellan IV received $139,740 in cash compensation, primarily comprised of salary and an annual cash incentive payment. He also received long-term incentive awards, consistent with awards granted to other Selective employees. Mr. McClellan IV’s compensation was determined in accordance with the standard employee compensation practices of Selective Insurance Company of America (“SICA”). Mr. McClellan III is not currently a member of the Audit Committee, the Corporate Governance and Nominating Committee, or the Salary and Employee Benefits Committee.

The daughter of Gregory E. Murphy, the Chairman, President and Chief Executive Officer of Selective, Kelly Murphy, ACAS, is employed as an actuarial analyst by Guy Carpenter & Company, LLC (“Guy Carpenter”), one of Selective’s reinsurance brokers. Guy Carpenter receives commissions from Selective’s reinsurers for business that Guy Carpenter places with such reinsurers on Selective’s behalf. Mr. Murphy’s daughter has no involvement in the relationship between Selective and Guy Carpenter.
In 2008, The Selective Group Foundation, a private foundation established by Selective under Section 501(c)(3) of the Internal Revenue Code (the “Selective Foundation”), made approximately $97,500 in grants to the Newton Memorial Hospital Foundation (“NMHF”), a charitable organization affiliated with Newton Memorial Hospital (“NMH”). Both NMH and NMHF are located in Sussex County, New Jersey, where Selective is headquartered. At the end of 2008, there were outstanding annually renewable pledges totaling $300,000 to NMHF. Mr. Murphy serves on the Board of Directors of NMHF. In 2008, the Selective Foundation also made $132,500 in grants to Project Self-Sufficiency of Sussex County (“PSS”), a non-profit, community-based organization dedicated to empowering low-income adults and their children to achieve personal and economic self-sufficiency. At the end of 2008, there were outstanding annually renewable pledges totaling $45,000 to PSS. Susan Murphy, Mr. Murphy’s wife, serves on the Board of Directors of PSS. In 2008, the Selective Foundation made a grant to the Morristown Memorial Heart Center of $20,000. At the end of 2008, there were outstanding renewal pledges totaling $60,000 to the Morristown Memorial Health Foundation. Mr. Kearns, Lead Independent Director, is a member of the Oncology Philanthropic Leadership Council, Carol G. Simon Cancer Center, Morristown Memorial Health Foundation. In 2008, the Selective Foundation made approximately $25,000 in grants to the United Way of Sussex County. Richard F. Connell, Senior Executive Vice President and Chief Administrative Officer of Selective, is a member of the Board of Trustees of the United Way of Sussex County. From time to time, the Selective Foundation makes grants to these and other charitable organizations in accordance with the Selective Foundation’s By-laws.
Review, Approval, or Ratification of Transactions with Related Persons
Selective’s Board of Directors adopted a written Related Person Transactions Policy and Procedures (the “Related Person Policy”) on January 30, 2007. The Related Person Policy defines “Related Person Transactions” as any transaction, arrangement or relationship in which Selective or its subsidiaries was, is, or will be a participant and the amount involved exceeds $20,000, and in which any “Related Person” had, has, or will have a direct or indirect interest. A “Related Person” under the Related Person Policy is generally (i) any director, executive officer, or nominee to become director of Selective or an immediate family member of such person; (ii) a beneficial owner of more than 5% of Selective’s common stock or an immediate family member of such beneficial owner; and (iii) any firm, corporation, or other entity in which any person included in (i) or (ii) is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
Under the Related Person Policy, “Related Person Transactions” must be approved by the Audit Committee (or Chair of the Committee if between meetings). The Audit Committee considers all of the relevant facts and circumstances of the proposed transaction available to it, including (i) the benefits to Selective; (ii) the impact on a director’s independence; (iii) the availability of other sources for comparable products and services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.
No member of the Audit Committee may participate in any review, consideration, or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Audit Committee only approves those Related Person Transactions that are in, or are not inconsistent with, the best interests of Selective and its stockholders. Prior to the adoption of the Related Person Policy, Related Person Transactions, including those described above, were reported to, and considered by, the Board of Directors pursuant to Selective’s Conflict of Interest Policy.

Director Independence
The Board of Directors has determined that all directors, except Messrs. Murphy and Rue, are independent as defined by the applicable NASDAQ and SEC rules and regulations. In making its determination, the Board considered various transactions, relationships, or arrangements that relate to the Directors. The Board determined that the employment of Mr. McClellan’s son by SICA through January 16, 2009 did not affect Mr. McClellan’s independence under applicable NASDAQ and SEC rules and regulations. For a description of the transactions, relationships, or arrangements related to Messrs. Rue and McClellan, see the section entitled “Transactions with Related Persons” beginning on page 11.
In May 2007, Ms. Lamm-Tennant was appointed Global Chief Economist & Risk Strategist of Guy Carpenter, a subsidiary of Marsh & McLennan Companies, Inc. (“Marsh & McLennan”). The Board reviewed the material terms of the broker service agreement with Guy Carpenter under which the company’s insurance subsidiaries placed reinsurance through Guy Carpenter, for which Guy Carpenter earned approximately $1.38 million. Guy Carpenter’s total revenue for 2008 was approximately $803 million and, as such, the transactions with Selective companies were less than 0.2% of Guy Carpenter’s total revenue for the year. In February 2009, Ms. Lamm-Tennant was appointed Risk Strategist of Marsh & McLennan. Selective and its subsidiaries, from time to time, use the services of certain subsidiaries of Marsh & McLennan. In 2008, aggregate payments in connection with such services were less than $100,000. As Ms. Lamm-Tennant had no involvement in these transactions and the amount of the transactions is immaterial to the business of Marsh & McLennan, the Board determined that these transactions do not affect the independence of Ms. Lamm-Tennant under applicable NASDAQ and SEC rules and regulations.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Selective’s directors and executive officers, and persons who own more than 10% of a registered class of Selective’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Selective’s equity securities. Such executive officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish Selective with copies of all of the Section 16(a) Exchange Act reports that they file. Other than as set forth above, based solely on its review of the copies of Forms 3, 4, and 5 or written representations from certain reporting persons that no Forms 5 were required for those persons, Selective believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2008, were met in a timely manner by its directors, executive officers, and greater than 10% beneficial owners.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
Selective has established Corporate Governance Guidelines that are available for review in the Corporate Governance section of Selective’s website, www.selective.com. These guidelines provide for the election of a Lead Independent Director, who supervises meetings of Selective’s independent directors that occur at least semi-annually. Mr. Kearns is presently the Lead Independent Director. The Board intends to elect a new Lead Independent Director effective upon Mr. Kearns’ retirement. In 2008, Selective’s independent directors met four (4) times outside the presence of management.
All of the members of the Audit Committee, the Corporate Governance and Nominating Committee, and the Salary and Employee Benefits Committee are independent directors as defined by NASDAQ and SEC rules and regulations.

BOARD MEETINGS AND COMMITTEES
The Board of Directors held eight (8) meetings in 2008. All directors attended 75% or more of the meetings of the Board of Directors and the committees of which they were members in 2008. It is Selective’s policy that all directors are expected to attend the Annual Meeting, and all attended the 2008 Annual Meeting, except for former director John F. Rockart, who was absent due to illness.
The Board has five (5) standing committees:
•	Audit Committee;

•	Corporate Governance and Nominating Committee;

•	Executive Committee;

•	Finance Committee; and

•	Salary and Employee Benefits Committee.
Audit Committee
The following table provides information on the composition and activities of the Audit Committee:

Written Charter is available on the Corporate Governance section of www.selective.com	2008 Meetings: 6

  Responsibilities:
•	Oversee the accounting and financial reporting processes and the audits of the financial statements.
•	Review and discuss with Selective’s management and independent auditors Selective’s financial reports and other financial information provided to the public and filed with the SEC.
•	Monitor the activities of Selective’s Internal Audit Department and the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.
•	Monitor Selective’s internal controls regarding finance, accounting and legal compliance.
•	Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.
•	Appoint Selective’s independent public accountants and supervise the relationship between Selective and its independent auditors, including reviewing their performance, making decisions with respect to their compensation, retention and removal, reviewing and approving in advance their audit services and permitted non-audit services, and confirming the independence of the independent auditors.

Director Members:	Independent
Paul D. Bauer, Chairperson and Designated Audit Committee Financial Expert under SEC Safe Harbor	Yes
Joan M. Lamm-Tennant	Yes
Ronald L. O’Kelley	Yes
J. Brian Thebault	Yes

Corporate Governance and Nominating Committee
The following table provides information on the composition and activities of the Corporate Governance and Nominating Committee:

Written Charter is available on the Corporate Governance section of www.selective.com	2008 Meetings: 4

  Responsibilities:
•	Establish criteria for the selection of directors and identify and recommend to the Board the nominees for director.
•	Review and assess Selective’s Corporate Governance Guidelines and recommend any changes to the Board.
•	Recommend to the Board the directors to serve on the various Board committees and as chairpersons of the respective committees.
•	Advise the Board with respect to Board composition, procedures and committees.
•	Review and update Selective’s Code of Conduct and review conflicts of interest or other issues that may arise under the Code of Conduct involving Selective’s officers or directors.
•	Oversee the self-evaluations of the Board and each committee of the Board.
•	Review, jointly with the Salary and Employee Benefits Committee, executive staff succession planning and professional development.

Director Members:	Independent
A. David Brown, Chairperson	Yes
W. Marston Becker	Yes
William M. Kearns, Jr.	Yes
Nomination and Review of Director Candidates
The Corporate Governance and Nominating Committee reviews candidates for possible nomination and election to the Board of Directors from any source, including:
•	Directors and management;
•	Third party search firms that it may engage from time-to-time; and
•	Stockholders.
Regardless of source, the Corporate Governance and Nominating Committee evaluates all candidates on the same bases and standards, including:
•	Personal and professional ethics, integrity, character, and values;
•	Professional and personal experience;
•	Subject matter expertise;
•	Independence;
•	Diversity;
•	Business judgment;
•	Insurance industry knowledge;
•	Willingness to dedicate and devote sufficient time to Board duties and activities;
•	Potential or actual conflicts of interest; and
•	Other appropriate and relevant factors, including the qualification and skills of the current members of the Board.

Stockholders proposing candidates for consideration by the Corporate Governance and Nominating Committee must submit all information relating to such candidates as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Exchange Act in writing as follows:
Chairman of the Corporate Governance and Nominating Committee
c/o Corporate Secretary of Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, NJ 07890
Executive Committee
The following table provides information on the composition and activities of the Executive Committee:

2008 Meetings: 1

  Responsibilities:
•	Authorized by By-laws to exercise the Board of Directors’ powers and authority in the management of Selective’s business and affairs between Board meetings.

•	Has the right and authority to exercise all the powers of the Board of Directors on all matters brought before it except matters concerning Selective’s investments.

Director Members:
Gregory E. Murphy, Chairperson	William M. Kearns, Jr., Lead Director
Paul D. Bauer	William M. Rue
A. David Brown	J. Brian Thebault
Finance Committee
The following table provides information on the composition and activities of the Finance Committee:

Written Charter is available on the Corporate Governance section of www.selective.com	2008 Meetings: 5
  Responsibilities:
•	Review and approve changes to Selective’s investment policies, strategies, and programs.

•	Review investment transactions made on behalf of Selective and review the performance of Selective’s investment portfolio.

•	Review matters relating to the investment portfolios of the benefit plans of Selective and its subsidiaries, including the administration and performance of such portfolios.

•	Appoint members of Selective’s Management Investment Committee.

•	Review and make recommendations to the Board regarding payment of dividends.

•	Review Selective’s capital structure and provide recommendations to the Board regarding financial policies and matters of corporate finance.

Director Members:
William M. Rue, Chairperson	S. Griffin McClellan III
W. Marston Becker	Michael J. Morrissey
William M. Kearns, Jr.	Ronald L. O’Kelley
Joan M. Lamm-Tennant

Salary and Employee Benefits Committee
The following table provides information on the composition and activities of the Salary and Employee Benefits Committee:

Written Charter is available on the Corporate Governance section of www.selective.com	2008 Meetings: 8

  Responsibilities:
•	Oversee, review, and administer all compensation, equity, and employee benefit plans and programs related to Selective’s and its subsidiaries’ employees and management.

•	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

•	Review annually and approve Selective’s compensation strategy for employees.

•	Review annually and determine the individual elements of total compensation of the CEO and other members of Senior Management.

•	Review and approve compensation for non-employee directors.

Director Members:	Independent
J. Brian Thebault, Chairperson	Yes
Paul D. Bauer	Yes
John C. Burville	Yes
Michael J. Morrissey	Yes
STOCKHOLDER COMMUNICATIONS
Stockholders so desiring may send communications to the Board of Directors or individual directors in writing c/o Corporate Secretary, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, NJ 07890 or by e-mail to corporate.governance@selective.com. The Board has instructed the Corporate Secretary to use discretion in forwarding unsolicited advertisements, invitations to conferences, or other promotional material.
CODE OF CONDUCT
Selective has adopted a Code of Conduct which sets forth the guiding principles of business ethics for all Selective personnel, including executive officers. The Code of Conduct can be found under the Corporate Governance section of Selective’s website, www.selective.com. Any amendment to or waiver from the provisions of the Code of Conduct that applies to Selective’s senior executive officers will be posted to Selective’s website, www.selective.com.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Philosophy of our Executive Compensation Program
The Salary and Employee Benefits Committee (“SEBC”) of Selective’s Board of Directors oversees executive compensation. Selective seeks to attract and retain talented and qualified executives by paying compensation that is generally targeted at the 50th percentile or greater of compensation paid by comparable companies in the property and casualty insurance industry. Our compensation programs are designed to motivate executives to achieve our corporate objectives and increase shareholder value. Accordingly, we tie our annual incentive awards to pre-determined strategic and financial business objectives and individual objectives, and we align our long-term compensation to the generation of long-term stockholder value over time.
The SEBC retains an outside executive compensation consultant (the “Compensation Consultant”) whose representative attends SEBC meetings as requested, reviews senior executive compensation, prepares comprehensive competitive compensation analyses for Selective’s named executive officers, and makes recommendations regarding the components of compensation, amounts allocated to those components, and the total compensation opportunities for the CEO and the other named executive officers. In April 2007, the SEBC engaged EXEQUITY, LLP (“EXEQUITY”) as the Compensation Consultant, and entered into an agreement with EXEQUITY. For 2008, amounts incurred for EXEQUITY’s executive compensation consulting services were $33,563.31.
Design Considerations of the Executive Compensation Program
Our executive compensation program consists of the following key elements:
•	Base salary;

•	Annual cash incentive payments;

•	Long-term incentive awards in the form of stock options, performance-based restricted stock units, and performance-based cash incentive units; and

•	Retirement and deferred compensation plans.
Each of the above elements was selected to respond to the market-based realities of attracting and retaining quality executives and to align executives’ efforts and results with the interests of Selective’s stockholders.
When making compensation decisions, the SEBC believes that it is important to be informed on compensation practices at publicly traded companies, in general, and property and casualty insurance holding companies, in particular. Accordingly, the Compensation Consultant performs an annual analysis of compensation paid to our named executive officers. This analysis compares base salary, annual cash incentives, total cash compensation, long-term incentives, and total compensation paid by Selective against various external benchmark groups. For our named executive officers other than our Chief Investment Officer and Chief Actuary, the Compensation Consultant utilizes the Market/Product Group, Size Group and the Property & Casualty Insurance Compensation Survey (the “PCICS”). For our Chief Investment Officer, market data is analyzed from both the PCICS and the McLagan Partners Investment Management Survey (the “McLagan Survey”), a recognized source for pay data for investment professionals. For our Chief Actuary, the Compensation Consultant utilizes the ClearSolutionsHR Salary Surveys (the “ClearSolutions Surveys”), which benchmarks Actuarial compensation nationwide. Compensation data for companies in these groups is obtained from filed proxy statements, as well as the PCICS, McLagan Survey and ClearSolutions Surveys. Additional information, including a listing of the companies in each of these benchmark groups and details regarding our benchmarking process is contained in the section entitled “Benchmarking.”

Tax Treatment and Accounting
To the extent practicable, the SEBC intends to preserve deductibility under the Internal Revenue Code for performance-based compensation paid to its executive officers. Section 162(m) of the Internal Revenue Code prohibits publicly owned companies from deducting compensation paid to certain of its executive officers as expense to the extent that the officer’s compensation in excess of $1 million is not performance-based, and is not paid pursuant to a stockholder approved plan. Selective has two performance-based stockholder approved plans: the Selective Insurance Group, Inc. 2005 Omnibus Stock Plan (the “Omnibus Stock Plan”) and the Selective Insurance Group, Inc. Cash Incentive Plan (the “Cash Incentive Plan”).
The Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment (“FAS 123R”), requires that compensation expense be measured on the income statement for all share-based payments (including employee stock options) at grant date fair value of the equity instruments. Selective adopted this accounting pronouncement on January 1, 2005.
Benchmarking
At least once a year, the SEBC compares the individual targeted compensation and actual paid compensation of our named executive officers with external data from groups of comparator companies. In 2008, EXEQUITY furnished the SEBC with information on the following benchmark groups, which contained 2007 and 2008 market data for named executive officer positions. The SEBC believes that these sources provide comprehensive information regarding Selective’s relative compensation position. By considering these multiple market references, the SEBC believes it can be less concerned about potential anomalies that may occur in a single market data point.
•	Market/Product Group — organizations that compete with Selective in the sale of products and services;

•	Size Group — companies of similar size;

•	Property and Casualty Insurance Compensation Survey;

•	McLagan Partners Investment Management Survey — Insurance Companies; and

•	ClearSolutionsHR Actuarial Salary Surveys.
The companies that were included in each of these benchmark groups were as follows:

Market/Product Group	Size Group

The Chubb Corporation	Arch Capital Group, Ltd.
Cincinnati Financial Corporation	Commerce Group, Inc.
CNA Financial Corporation	Hanover Group
EMC Insurance Group Inc.	MaxCapital Group Ltd.
Hanover Group	Mercury General Corporation
Harleysville Group, Inc.	Ohio Casualty Corporation
Hartford Financial Services Group	Old Republic International Corporation
Ohio Casualty Corporation	Radian Group Inc.
PMA Capital Corporation	Unitrin, Inc.
Safeco Corporation	Zenith National Insurance Corp.
The Travelers Companies, Inc.
State Auto Financial Corporation

Property & Casualty Insurance Compensation Survey

ACE	Great American Insurance Group
Acuity	Hanover Group
Allstate Insurance Company	Harleysville Group, Inc.
American Family Insurance	Hartford Financial Services Group
American International Group	Liberty Mutual Group
Argonaut Group, Inc.	Main Street America Group
The Auto Club Group	Mercury General Corporation
Automobile Club of Southern California	MetLife
California State Automobile Association	Nationwide
Central Insurance Companies	Ohio Casualty Corporation
The Chubb Corporation	OneBeacon Insurance Group, Ltd
CNA Financial Corporation	PMA Capital Corporation
Country Insurance & Financial Services	Safeco Corporation
Crum & Forster	Sentry Insurance
Erie Indemnity Company	The Travelers Companies, Inc.
Farmers Insurance Group	State Farm Insurance Company
FBL Financial Group, Inc.	USAA
Fireman’s Fund Insurance Company	Utica National Insurance Group
GEICO	Winterthur North America
GE Insurance	Zenith National Insurance Corp.
Zurich North America
McLagan Partners Investment Management Survey — Insurance Companies

40/86 Advisors, Inc	Mutual of Omaha
Advantus Capital Management, Inc	Nationwide Insurance
AEGON USA	New York Life Investment Management LLC
Aetna, Inc.	Northwestern Mutual Life Insurance Company
AIG Global Investment Group	OneAmerica Financial Partners
Allianz Life Insurance of North America	Opus Investment Management (Hanover Ins)
Allianz of America, Inc.	Pacific Life Insurance Company
Allstate Investments, LLC	PartnerRe Asset Management Company
Assurant, Inc	PPM America, Inc.
AVIVA USA (formerly AmerUs)	Principal Global Investors
AXA Equitable	Progressive Corporation
The Chubb Corporation	Prudential Financial
CIGNA Investment Management	Security Benefit Corporation
Country Insurance & Financial Services	Sentinel Asset Management, Inc.
CUNA Mutual Group	Sentry Insurance
FBL Financial Group	Standard Life Investments (USA) Limited
Fort Washington Investment Advisors, Inc.	State Farm Insurance Companies
Genworth Financial	Sun Life Financial
Guardian Life Insurance Company	Swiss Re
Hartford Investment Management Company	Thrivent Financial for Lutherans
ING Investment Management	TIAA-CREF
Liberty Mutual Group	The Travelers Companies, Inc.
MBIA Asset Management	USAA Investment Management Company
MEAG New York Corporation (Munich RE)
MetLife Investments
MFC Global Investment Management
Mutual of Omaha
Modern Woodmen of America

ClearSolutionsHR Actuarial Salary Surveys

ACE INA	Harleysville Insurance
Acuity	The Hartford
Aipso	Insurance Services Office
Allstate Corporation	Liberty Mutual Group
American Family Insurance	The Main Street America Group
American International Group	Mercury Insurance Group
Argonaut Group, Inc.	MetLife Auto and Homeowners Insurance
Assurant Solutions	Michigan Education Employees Mutual
Automobile Club Group/AAA Michigan	Insurance Company
Automobile Club of Southern California	Munich Reinsurance America, Inc.
California Casualty Management	Nationwide Insurance
Association	NCCI Holdings, Inc.
California State Automobile Association	Ohio Casualty Corporation
The Chubb Corporation	Pennsylvania National Mutual Casualty
CNA	Insurance Company
Crum & Forster/US Fire Insurance	PMA Insurance Group
CUNA Mutual Group	Safeco Corporation
Employers Mutual Casualty Company	Selective Insurance Company of America
Erie Insurance Group	State Farm Insurance Companies
Farmer’s Insurance	Swiss Reinsurance Company
FBL Financial Group, Inc.	Towers-Perrin
Fireman’s Fund Insurance Company	Traveler
GEICO	United Services Automobile Association
GMAC Motors Insurance Corporation	White Mountains Reinsurance Services
GM Insurance Management Corporation	Winterhur U.S. Holdings
GM Reinsurance Corporation	XL Capital
Great American Insurance Company	Zurich North America
The Hanover Insurance Group
For named executive officers other than the CEO, the SEBC takes into account the recommendations made by the CEO based on his assessment of each named executive officer’s performance for the year, continued contributions to the company, and potential for advancement. The SEBC gives the CEO’s recommendations significant weight in the evaluation process, but final decisions on named executive officer compensation are made by the SEBC. The SEBC also considers the medians of the benchmark groups in addition to pre-established guidelines regarding award amounts, company performance, retention issues, internal compensation parity, advancement in abilities, experience, and responsibilities.
Allocation Between Current and Long-Term Compensation
Selective allocates compensation between currently paid components, principally comprised of an established base salary and a variable annual cash incentive, and variable long-term components that link compensation opportunities for executives to both short-term and long-term financial and strategic objectives.
Elements of Current Compensation
Base Salary
Selective’s base salary provides stable, competitive compensation and takes into account scope of responsibility, relevant background, training, and experience. The SEBC also considers competitive market data for similar positions and overall market demand for each position. Generally, the SEBC believes base salaries should be aligned with market trends for executives in similar positions and with similar responsibilities at comparable companies. When establishing the 2008 base salaries of the named executive officers, the SEBC considered a number of additional factors, including:

•	the functional role of the position;

•	the level of responsibility;

•	growth of the executive in the role, including skills and competencies;

•	the contribution and performance of the executive; and

•	the organization’s ability to replace the executive.
In light of the challenging property and casualty insurance business environment, the Company’s overall performance in 2008, and the competitive positioning of Mr. Murphy’s base salary, Mr. Murphy requested, and the SEBC agreed, for the third consecutive year, not to increase his base salary in 2009. For these same reasons, the base salaries of the other named executive officers were not increased for 2009, and will not again be considered for increase until the Company’s common salary review date in 2010.
In determining the 2008 base salary for Mr. Murphy, the SEBC considered the overall performance of the organization and Mr. Murphy’s individual performance, as well as base pay levels of CEOs in the benchmark groups. This comparison showed that Mr. Murphy’s base salary remained higher than the medians of the Market/Product Group and Size Group, but more closely aligned with the median of the PCICS group. Consequently, the SEBC concluded that Mr. Murphy’s base salary was appropriately positioned when compared with competitive norms and no salary increase was provided to him in 2008.
In determining the 2008 base salaries for the other named executive officers, based on their contributions to Selective’s growth, reviews of their comprehensive performance appraisals by Mr. Murphy, the potential for voluntary departures and cost and difficulty of replacement, the SEBC approved increases in the 2008 annual base salary rates for Mr. Thatcher from $415,000 to $475,000; Mr. Guthrie from $400,000 to $425,000; and Mr. Zaleski from $390,000 to $400,000. These increases were made in the course of the normal annual performance and salary review process. As Mr. Connell received a salary increase in late 2007 in connection with his appointment as Chief Administrative Officer, no additional salary increase was provided to him in 2008.
Annual Cash Incentive Program
Selective’s annual cash incentive program (“ACIP”) is based on near-term strategic and financial organizational goals as well as pre-established individual goals and objectives, and is intended to link a meaningful portion of annual cash compensation to the achievement of these goals. For 2008, most of Selective’s executives, including the named executive officers, other than the Chief Investment Officer, whose compensation is described in detail below, were eligible to be considered for an annual cash incentive payment under the Cash Incentive Plan, which was approved at the 2005 Annual Meeting of Stockholders. Each year, the SEBC approves annual strategic and financial goals, which, if attained, result in the funding of an ACIP award pool. An individual’s ACIP is based on position grade level, achievement of various corporate strategic initiatives and a corporate financial measure established for the ACIP, and individual employee performance. For 2008, corporate goals for the ACIP applicable to participating executive officers, including the named executive officers other than the Chief Investment Officer, were based on the achievement of six equally weighted strategic initiatives, which could account for the funding of up to 36% of the ACIP award pool, and a range of statutory combined ratios from 96.0% to 100.8%, that could result in the funding of between 0% and 80% of the ACIP award pool. Statutory combined ratio is a measurement commonly used within the property and casualty insurance industry to measure underwriting profit or loss — a statutory combined ratio under 100% generally indicates that an insurance company is generating an underwriting profit and a statutory combined ratio over 100% generally indicates that an insurance company is generating an underwriting loss. If none of the ACIP goals were achieved, no ACIP would be paid.

The six (6) strategic initiatives for 2008 were as follows:
Agency Distribution
•	New agent appointments and revenue growth;
Targeted Premium Growth
•	Achievement of premium target in specified market segment;
Territorial Expansion
•	Complete efforts to achieve targeted expansion of company footprint;
Technology
•	Achieve targeted pricing goals established under predictive modeling underwriting process;
Safety Management
•	Achieve service and compliance goals; and
Claims
•	Achieve stated litigation management and workers compensation operational improvements.
Based on the attainment of a statutory combined ratio of 99.2% and the achievement of three of the six strategic initiatives, the 2008 ACIP award pool for the Company’s executive officers, including the named executive officers, other than the Chief Investment Officer, was established at 42% of the funding target.
The payment opportunities for the 2008 ACIP for the CEO and the other named executive officers (other than the Chief Investment Officer) were based on competitive market levels and set as a percentage of annual base salary relative to corresponding levels of performance against the program’s performance goals. The SEBC can exercise discretion to award incentives in amounts lower than the maximums outlined below or to award no incentives at all.

2008 ACIP Opportunity Based On Goal Achievement

Officer	Title	Maximum ACIP Opportunity
Gregory E. Murphy	Chairman, President & CEO	200% of base salary
Dale A. Thatcher	Executive Vice President & CFO	150% of base salary
Richard F. Connell	Senior Executive Vice President	175% of base salary
Ronald Zaleski	Executive Vice President & Chief Actuary	150% of base salary
For 2008, Mr. Murphy’s ACIP payment was $650,000, or approximately 72%, of base salary, compared to $900,000, or 100%, of base salary paid to him for 2007; a decrease of approximately 28% compared to his ACIP payment for 2007. In evaluating Mr. Murphy’s performance for 2008, the SEBC used a comprehensive written performance appraisal which was completed by all non-executive members of Selective’s Board of Directors. As CEO, Mr. Murphy has ultimate responsibility for the achievement of the financial and strategic goals described above. As the company did not fully meet certain stated objectives and goals in 2008, the SEBC felt the reduction in Mr. Murphy’s ACIP payment was warranted and consistent with the company’s pay for performance philosophy.
For the balance of the named executive officers, other than the Chief Investment Officer, who participates in a separate Investment Department Compensation Program (“IDCP”) described below, 2008 annual cash incentive payments were determined by the SEBC based on overall company performance, certain strategic goals described above, the successful attainment of written departmental objectives, and individual performance, including the following:
Mr. Thatcher — In addition to his general management accountability as a member of the Executive Management Team, Mr. Thatcher has primary responsibility for all financial matters, investor relations, tax (including capital loss tax planning strategies), and treasury activities. In concert with the Chief Investment Officer and his team, Mr. Thatcher developed and fully implemented an enhanced liquidity plan to effectively deal with the unprecedented economic conditions that the company faced in 2008. His thoughtful planning and timely response allowed the company to maintain a strong statutory surplus position. Mr. Thatcher was also instrumental in implementing positive changes to the company’s casualty excess loss reinsurance program. Finally, Mr. Thatcher was also actively engaged in the development of favorable tax strategies, a very targeted investor relations strategy and an integrated Enterprise Risk Management effort, including the implementation of a control self-assessment discipline across the company. As a result of Mr. Thatcher’s strong contributions and financial leadership to the organization as noted above, their relative impact on the organization, and the overall performance of the company, Mr. Thatcher’s 2008 ACIP payment was approximately 53% of base salary, in relation to his ACIP opportunity range of 0-150% of base salary. Mr. Thatcher’s 2008 ACIP payment was a reduction of approximately 17% from 2007, which is consistent with the company’s pay for performance philosophy given that the company did not meet certain stated objectives and goals in 2008.
Mr. Connell — In his role as Chief Administrative Officer, Mr. Connell is responsible for many integrated functions that support the achievement of company goals and objectives. Mr. Connell’s leadership and management of the control self-assessment process in the company’s Human Resources function during 2008 are noteworthy. The comprehensive nature of this activity and the process discipline Mr. Connell established was instrumental in the successful achievement of this effort. In the technology arena, the ability of the company to expand its footprint into the state of Tennessee on time and within budget is directly attributable to Mr. Connell’s management of the Company’s information technology resources. Mr. Connell improved the enterprise project management office, effectively drove strategy planning efforts, and successfully completed a series of Knowledge Management and automated processing milestones. As a result of Mr. Connell’s significant role in the continued development and support of Information Technology to support our “high-touch” business strategy as noted above, their relative impact on the organization, and the overall performance of the company, his 2008 ACIP payment was approximately 61% of base salary, in relation to his ACIP opportunity range of 0-175% of base salary. Mr. Connell’s 2008 cash payout is a reduction of approximately 21% from 2007, given that the company did not meet certain stated objectives and goals in 2008. This reduction is consistent with the company’s pay for performance philosophy.
Mr. Zaleski — Functioning as the organization’s Chief Actuary and chief planning/budgeting officer, Mr. Zaleski plays a key role in oversight of reserve adequacy, pricing actions, underwriting improvements, and claims initiatives. During 2008, Mr. Zaleski successfully changed the budgeting model to risk-state functionality. He plays a critical role in assessing reserve adequacy and his quarterly reserve reviews provided essential information to guide prudent business decisions. Mr. Zaleski also assumed the leadership and management of the predictive modeling efforts and successfully led the development of the first fully developed in-house model. He was instrumental in the roll out of the Tennessee expansion project. Mr. Zaleski’s efforts to provide comprehensive rate indications and various state filings are expected to improve the company’s underwriting results. Other noteworthy accomplishments for Mr. Zaleski include his efforts with personal lines pricing (including the launch of a homeowner By-Peril rating plan), and in catastrophic expense management. As a result of Mr. Zaleski’s key role in driving underwriting improvements and leadership of the company’s predictive modeling efforts as noted above, their relative impact on the organization, and the overall performance of the company, his 2008 ACIP payment was approximately 50% of base salary, in relation to his ACIP opportunity range of 0-150% of base salary. Mr. Zaleski’s 2008 ACIP payment is a reduction of approximately 27% from 2007, which is consistent with the company’s pay for performance philosophy given that the company did not meet certain stated objectives and goals in 2008.

The Chief Investment Officer’s annual cash incentive compensation is paid under the IDCP. The IDCP measures overall investment results against stated benchmarks for both fixed income and equity portfolio performance. For 2008, annual cash incentive payments to the Chief Investment Officer and other company investment professionals were calculated based on results achieved over one-year and three-year performance periods. The IDCP’s cash award is increased or decreased based on the company’s investment results compared to the stated benchmarks. A final investment factor (pool modifier) is calculated each year after investment results are calculated. The 2008 pool modifier was approximately 93%. Listed below are the 2008 investment program performance measures:
Equity — Achieve portfolio performance as compared with the S&P 500 Index; and
Fixed Income — Achieve portfolio performance as compared with the custom blended Lehman weighted average debt indices.
Mr. Guthrie — As Chief Investment Officer, Mr. Guthrie’s performance is measured against appropriate financial market indices for the IDCP’s one-year and three-year performance periods. The investment climate and environment during 2008 was unprecedented and Mr. Guthrie made a series of sound decisions, initiated prudent action and generated results exceeding benchmarks. He maintained the quality of the company’s portfolio, responded with thoughtful, well-reasoned action to mitigate yield or liquidity issues, and was instrumental in safeguarding the Company’s capital position. The equity component of the portfolio significantly outperformed the S&P 500 Index for the 9th consecutive year and alternative investments also outperformed the S&P 500 Index, although fixed income fell well below benchmark comparators. Overall, our investment portfolio’s other-than-temporary impairment (“OTTI”) write downs for 2008 were limited to a modest rate of approximately 1.5% of invested assets. In addition, Mr. Guthrie’s results in managing interest rate risk and credit risk in the 2008 market are noteworthy. Mr. Guthrie’s leadership on investment tools and strategies better position the company to effectively manage its investment portfolio and risks. As a result of Mr. Guthrie’s role in generating investment results that exceeded benchmarks as noted above, their relative impact on the organization, and the overall performance of the investment portfolio against stated benchmarks, his 2008 ACIP payment was approximately 74% of base salary, in relation to his ACIP opportunity range of 0-197% of base salary. Mr. Guthrie’s 2008 ACIP payment is a reduction of approximately 34% from 2007, given that the company did not meet certain stated objectives and goals in 2008. This reduction is consistent with the company’s pay for performance philosophy.
Long-Term Incentive Program Award (“LTIP”) Funding
For each employee eligible to participate in our LTIP, including the named executive officers, a dollar denominated target award is established. To determine the amount of the total LTIP award pool, all individual target award amounts are aggregated.
Elements of Long-Term Compensation
Selective uses both cash and non-cash vehicles to deliver long-term compensation, which is consistent and competitive with the market practices of Selective’s benchmark insurance groups. This approach also takes into account Selective’s prior commitment made in its 2005 Proxy Statement to maintain a three-year average annual share utilization “burn-rate” of not greater than 2% for awards granted under the Omnibus Stock Plan, including awards to the named executive officers (“Burn-Rate Commitment”). The average share utilization burn-rate for the three-year period ended December 31, 2008 for grants under the Omnibus Stock Plan was 1.73%; within the prior Burn-Rate Commitment.
Selective views long-term compensation as a retention tool for Selective’s named executive officers, and as a vehicle to help focus these executives on long-term goals. By granting performance-based restricted stock units and performance-based cash incentive units with three-year performance periods and options with three-year ratable vesting periods, Selective encourages executive officers to continue their tenure with Selective, while aligning their interests with those of our stockholders. In determining the amount of long-term compensation awards in 2008, the SEBC looked at several factors, including: (i) each individual executive’s performance during the previous year, including the achievement of department initiatives and other projects and endeavors accomplished throughout the year, as outlined above; (ii) each executive officer’s total compensation in comparison to benchmark data; and (iii) Selective’s desire to encourage long-term retention of high-performing executives. The SEBC compared Selective’s performance, including combined ratios, revenue growth, net premium written growth, and total shareholder return, to the performance of the companies in the benchmark insurance groups to help ensure that Selective’s executive officers are adequately and competitively compensated for the results they have achieved for Selective.
For certain executives, including the named executive officers, long-term compensation awards are allocated among three components: stock options, performance-based restricted stock units and performance-based cash incentive units.
Stock Options
Stock options are allocated to the CEO and other named executive officers as a portion of the monetized value of the executive’s long-term compensation award. As the value delivered by a stock option is dependent on the increase in value of the underlying shares, an award of this nature aligns the named executive officers’ interests with those of our stockholders. Options are awarded under the Omnibus Stock Plan at fair market value (the closing price of Selective’s common stock as quoted on NASDAQ on the date of grant) (“Fair Market Value”) and they vest ratably over three years, beginning on the first anniversary of the date of grant. The value of any executive’s stock option grant is limited to a Fair Market Value of $100,000 on date of grant, so that the grant may qualify for incentive stock option (“ISO”) tax treatment. Selective’s use of options has been generally lower than other financial services companies and is consistent with the Burn-Rate Commitment.
Performance-Based Restricted Stock Units
For 2008, sixty-five percent (65%) of the remaining monetized value of an executive’s long-term compensation is delivered in performance-based restricted stock units under the Omnibus Stock Plan. Performance-based restricted stock unit grants are generally subject to vesting based on time and attainment of certain performance measures that are set annually by the SEBC. The 2008 grants are subject to the following conditions:
•	Three-year vesting period; and

•	Achievement at any time during the vesting period of either: (i) a cumulative operating return on equity of fifteen percent (15%), computed by excluding from the determination of average equity any unrealized gain occurring after December 31, 2007, or (ii) a five percent (5%) cumulative growth in net premiums written.
Dividend equivalent units (“DEUs”) are credited on performance-based restricted stock units at the same dividend rate paid to all Selective stockholders. Payment of DEUs remains subject to the same vesting conditions performance measures applicable to the underlying restricted stock units. This use of restricted stock units clearly aligns this component of executives’ compensation with overall corporate performance and stockholder interests.
Performance-Based Cash Incentive Units
The remaining thirty-five percent (35%) of the monetized value of an executive’s long-term compensation is delivered through cash incentive units granted under the Cash Incentive Plan. Grants made in 2008 are subject to the following terms:

•	Three-year performance period;

•	The value of each cash incentive unit initially awarded increases or decreases to reflect total shareholder return on Selective common stock over the three-year performance period for the award; and

•	The number of cash incentive units ultimately earned increases or decreases based on: (i) cumulative three-year statutory net premium written growth relative to a peer index, and (ii) cumulative three-year statutory combined ratio relative to a peer index. Awards are earned at target level if these performance measures are between the 45th and 54.9th percentile of the peer group. If both measures are at or above the 80th percentile, 200% of the units initially awarded are earned. If both measures are below the 35th percentile, none of the units initially awarded are earned.
The group (the “Cash Incentive Unit Peer Group”) established for comparing Selective’s performance for the purposes of determining the ultimate number of performance-based cash incentive units awarded consists of the following companies:

Auto-Owners Insurance Group	CNA Group LLC
Liberty Mutual Group Inc.	The Travelers Companies, Inc.
Hartford Fire Group	Harleysville Group Inc.
Safeco Insurance Company of America	Utica National Insurance Group
Erie Insurance Exchange	Hanover Insurance Group, Inc.
Cincinnati Financial Corporation	W. R. Berkley Corporation
OneBeacon Insurance Group, Ltd
Use of the cash incentive units in lieu of stock options or restricted stock units conserves share usage consistent with the Burn-Rate Commitment. Since the cash incentive unit grants take into account Selective’s three-year performance relative to its peer group and total shareholder return on its common stock, this award is also directly linked to company performance and the interests of stockholders.
Timing of Awards
Generally, stock option, restricted stock unit, and cash incentive unit awards are granted each year in connection with the SEBC’s regularly scheduled first quarter meeting. It was at this time, at their respective meetings, that the SEBC and the Board of Directors reviewed final year-end results for the prior year and the SEBC made final determinations on compensation.
Stock Ownership Requirements
Selective believes that stock ownership by directors and management encourages the enhancement of stockholder value and, accordingly, adopted, effective January 31, 2008, the following common stock ownership guidelines for Directors and certain officers as part of its Corporate Governance Guidelines posted on Selective’s website at www.selective.com:
•	Each director shall, within five (5) years of his or her first election to the Board, beneficially own at least four (4) times the cash value of his or her annual retainer in shares of Selective common stock. Shares of Selective common stock currently owned, awards of restricted stock or restricted stock units not yet vested and shares of Selective common stock held in benefit plan investments (i.e., 401(k) Plan) are considered in determining such ownership. Unexercised stock options are not counted in calculating ownership. Deferred stock units held in the accounts of directors under the Deferred Compensation Plan for directors are counted in calculating ownership.

•	The current requirements for certain officers of Selective are as follows:

Chairman, President & CEO	4 x base salary
Senior Executive Vice Presidents and Executive Vice Presidents	2.5 x base salary
Senior Vice Presidents	1.5 x base salary
The above stock ownership requirements for officers must be met no later than December 31, 2013, or within five (5) years from the attainment of the above officer status, whichever is later. Base salary increases during the five (5) year period will require the ultimate ownership requirements to increase when shares are valued on the December 31 following such increase. Shares of Selective common stock currently owned, awards of restricted stock or restricted stock units not yet vested and shares of Selective common stock held in benefit plan investments (i.e., 401(k) Plan) are considered in determining such ownership. Unexercised stock options are not counted in calculating stock ownership.
Role of Executive Officers in Determining Compensation
The SEBC makes all final determinations with respect to executive officers’ compensation, primarily based on information provided by its Compensation Consultant. Selective’s CEO does make recommendations to the SEBC relating to the compensation of executive officers who directly report to him, but the SEBC has full autonomy in determining executive compensation. As part of their responsibilities, the Executive Vice President of Human Resources and certain other human resources officers provide information to the SEBC regarding the overall design of the executive compensation program and its individual components.
Retirement and Deferred Compensation Plans
Selective’s wholly-owned lead insurance subsidiary, Selective Insurance Company of America (“SICA”), employs the personnel engaged in Selective’s insurance operations, including all the named executive officers. SICA maintains a non-contributory defined benefit pension program consisting of a tax qualified defined benefit pension plan (the “Retirement Income Plan”) and a supplemental employee retirement plan and maintains health and welfare benefit plans in which eligible employees, including the named executive officers, participate. The pension program is more fully described in the section entitled “Pension Benefits” beginning on page 35.
SICA offers a tax qualified defined contribution plan (the “Retirement Savings Plan”) to employees, including the named executive officers, who meet eligibility requirements. Participants, other than highly compensated employees as defined by the Internal Revenue Service, can contribute 50% of their defined compensation to the Retirement Savings Plan, up to $15,500 in 2008. Highly compensated employees are limited to 8% of their defined compensation, up to $15,500 in 2008. Contributions by participants of up to a maximum of 7% of defined compensation are matched 65% by SICA. Participants over the age of 50, including certain of the named executive officers, may make an additional $5,000 catch-up contribution to the Retirement Savings Plan, pursuant to the Internal Revenue Code, which contribution is not eligible for a company match. Effective January 1, 2006, the Retirement Savings Plan was amended to include additional enhanced matching contributions and non-elective contributions for otherwise eligible employees who, because of a date of hire after December 31, 2005, are not eligible to participate in the Retirement Income Plan. None of the named executive officers are eligible for the enhanced matching or the additional non-elective contributions.
Under SICA’s Deferred Compensation Plan, executives, including the named executive officers, may defer up to 50% of their base salary and/or up to 100% of their ACIP. To the extent not matched in the Retirement Savings Plan due to limitations under the Internal Revenue Code, contributions to the Deferred Compensation Plan by participants of up to 7% of base salary are matched 65% by SICA. Additional information regarding the deferred compensation is included under “Nonqualified Deferred Compensation” beginning on page 35.

Employment Agreements
Selective has entered into employment agreements containing change in control provisions. The employment agreements are described under “Employment Agreements and Potential Payments Upon Termination or Change of Control” beginning on page 37.

Summary Compensation Table
     The following Summary Compensation Table reflects the compensation earned by or paid to the named executive officers.

						Change in
					Non-Equity	Pension Value
					Incentive	and Nonqualified
Name			Stock	Option	Plan	Deferred	All Other
And		Salary	Awards	Awards	Compensation	Compensation	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	Earnings ($)(5)	($)(6)	($)
Gregory E. Murphy	2008	900,000	1,708,294	23,139	650,000	459,931	42,150	3,783,514
Chairman, President and Chief	2007	900,000	1,876,425	25,633	900,000	85,449	40,989	3,828,496
Executive Officer	2006	876,923	2,460,513	28,066	1,500,000	158,637	42,900	5,067,039

Dale A. Thatcher	2008	465,769	164,747	12,662	250,000	43,062	21,193	957,433
Executive Vice	2007	405,000	207,953	15,664	300,000	13,696	18,428	960,741
President, Chief	2006	342,308	242,166	17,152	420,000	14,245	17,075	1,052,946
Financial Officer and Treasurer

Richard F. Connell	2008	450,000	597,923	23,139	275,000	96,035	21,491	1,463,588
Senior Executive	2007	411,538	561,175	24,318	350,000	49,037	19,250	1,415,318
Vice President and	2006	375,385	327,237	18,351	485,000	44,406	17,755	1,268,134
Chief Administrative Officer

Kerry A. Guthrie	2008	421,154	543,683	23,139	325,000	151,006	19,279	1,483,261
Executive Vice	2007	392,615	607,940	25,633	495,000	49,640	20,762	1,591,590
President and Chief	2006	347,077	338,280	20,047	400,000	59,761	18,263	1,183,428
Investment Officer

Ronald J. Zaleski	2008	395,385	218,379	14,470	200,000	54,649	17,990	900,873
Executive Vice	2007	367,385	183,074	15,746	275,021	19,157	21,869	882,252
President and Chief	2006	349,923	219,045	17,152	390,000	22,178	21,162	1,019,460
Actuary

(1)	The amounts in this column include portions of salary that certain named executive officers have deferred into SICA’s Deferred Compensation Plan. Such amounts are also included in the Nonqualified Deferred Compensation table on page 36.

(2)	This column reflects amounts recognized as expense for the 2008 grants of performance-based restricted stock units, 2007 and 2006 grants of performance-based restricted stock, and 2008, 2007, 2006 and performance-based cash incentive unit awards. Grants of performance-based restricted stock and performance-based restricted stock units were made pursuant to the Omnibus Stock Plan, under which such shares vest three years from the date of grant, conditioned upon the attainment of certain predetermined performance goals. Grants of cash incentive unit awards were made pursuant to the Cash Incentive Plan, under which such units vest at the payment date, which is as soon as practicable in the calendar year following the end of the calendar year coincident with the end of the three-year performance period. The value of each cash incentive unit initially awarded increases or decreases to reflect total shareholder return on Selective common stock over the three-year performance period for the award. The number of cash incentive units ultimately earned increases or decreases based on: (i) cumulative three-year statutory net premium written growth relative to a peer index, and (ii) cumulative three-year statutory combined ratio relative to a peer index. Restricted stock, restricted stock unit, and cash incentive unit awards are subject to forfeiture should the grantee resign or be terminated for cause prior to vesting. Amounts recognized as expense for performance-based restricted stock and performance-based cash incentive unit awards granted in 2006 to the named executive officers are as follows: Mr. Murphy: $709,476 restricted stock and $1,751,037 cash incentive units; Mr. Thatcher: $69,838 restricted stock and $172,328 cash incentive units; Mr. Connell: $77,237 restricted stock and $250,000 cash incentive units; Mr. Guthrie: $71,067 restricted stock and $267,213 cash incentive units; and Mr. Zaleski: $63,171 restricted stock and $155,874 cash incentive units. Amounts recognized as expense for performance-based restricted stock and performance-based cash incentive unit awards granted in 2007 to the named executive officers are as follows: Mr. Murphy: $1,331,279 restricted stock and $545,146 cash incentive units; Mr. Thatcher: $147,518 restricted stock and $60,435 cash incentive units; Mr. Connell: $398,125 restricted stock and $163,050 cash incentive units; Mr. Guthrie: $431,302 restricted stock and $176,638 cash incentive units; and Mr. Zaleski: $129,868 restricted stock and $53,206 cash incentive units. Amounts recognized as expense for performance-based restricted stock unit and performance-based cash incentive unit awards granted in 2008 to the named executive officers are as follows: Mr. Murphy: $1,024,973 restricted stock units and $683,321 cash incentive units; Mr. Thatcher: $94,931 restricted stock units and $69,816 cash incentive units; Mr. Connell: $358,715 restricted stock units and $239,208 cash incentive units; Mr. Guthrie: $326,221 restricted stock units and $217,462 cash incentive units; and Mr. Zaleski: $129,854 restricted stock units and $88,525 cash incentive units. The expense reported in this column assumes the following: (i) the predetermined performance goals for the restricted stock unit grants are probable of being attained; (ii) per units values for the 2008, 2007, and 2006 cash incentive unit awards of $102.09, $81.89, and $109.69, respectively; and (iii) a 150% peer group unit multiplier for the 2007 and 2006 grants and a 125% peer group unit multiplier for the 2008 grants.

(3)	This column reflects amounts recognized as expense for the 2008, 2007, and 2006 option grants. The grant date fair value of these grants is calculated using the Black-Scholes option valuation method, in accordance with FAS 123R. For a discussion of the weighted-average assumptions used in the valuation of these awards, see Item 8. Financial Statements and Supplementary Data, Note 16, Share-Based Payments, in Selective’s Annual Report on Form 10-K for the year ended December 31, 2008; Item 8. Financial Statements and Supplementary Data, Note 17, Share-Based Payments, in Selective’s Annual Report on Form 10-K for the year ended December 31, 2007; and Item 8. Financial Statements and Supplementary Data, Note 18, Share-Based Payments, in Selective’s Annual Report on Form 10-K for the year ended December 31, 2006. Grants were made pursuant to the Omnibus Stock Plan, under which such options vest one-third each year, beginning the first anniversary of the grant date. The grants are subject to forfeiture should the grantee resign or be terminated for cause prior to vesting.

(4)	Amounts in this column include: (i) ACIP awards earned in 2008 and paid in March 2009 under the Cash Incentive Plan for Messrs. Murphy, Thatcher, Connell, and Zaleski, and for Mr. Guthrie, includes the annual incentive compensation payment earned in 2008 and paid in March 2009 under the IDCP; (ii) ACIP awards earned in 2007 and paid in 2008 under the Cash Incentive Plan for Messrs. Murphy, Thatcher, Connell, and Zaleski, and for Mr. Guthrie, includes the annual incentive compensation payment earned in 2007 and paid in 2008 under the IDCP; and (iii) ACIP awards earned in 2006 and paid in 2007 under the Cash Incentive Plan for Messrs. Murphy, Thatcher, Connell, and Zaleski, and for Mr. Guthrie, includes the annual incentive compensation payment earned in 2006 and paid in 2007 under the Investment Compensation Program.

(5)	Amounts in this column reflect the actuarial increase in the present value of each named executive officer’s pension benefits under all defined benefit pension plans of the company, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. There were no changes to the benefit formulas under the defined pension benefit plans in 2008. The increase in pension values reported in this column are attributable to the use of a different mortality table, a decrease in the discount rate used to calculate present value, along with the increase of years of service of the named executive officers. There were no above-market or preferential earnings on deferred compensation under the company’s nonqualified deferred compensation program.

(6)	For 2006, amounts in this column for each named executive officer reflect the following:
•	Mr. Murphy: $33,075 of company matching contributions to Mr. Murphy’s Deferred Compensation Plan, $3,000 for tax preparation services, and $6,825 of company matching contributions to Mr. Murphy’s 401(k) plan.

•	Mr. Thatcher: $13,312 of company matching contributions to Mr. Thatcher’s Deferred Compensation Plan, $1,500 for tax preparation services, and $2,263 of company matching contributions to Mr. Thatcher’s 401(k) plan.

•	Mr. Connell: $7,330 of company matching contributions to Mr. Connell’s Deferred Compensation Plan, $675 for tax preparation services, and $9,750 of company matching contributions to Mr. Connell’s 401(k) plan.

•	Mr. Guthrie: $12,936 of company matching contributions to Mr. Guthrie’s Deferred Compensation Plan, $1,660 for tax preparation services, $2,937 of company matching contributions to Mr. Guthrie’s 401(k) plan, and $730 representing the difference between the market rate of interest and the actual rate of interest on indebtedness to the company.

•	Mr. Zaleski: $10,237 of company matching contributions to Mr. Zaleski’s Deferred Compensation Plan, $1,175 for tax preparation services, and $9,750 of company matching contributions to Mr. Zaleski’s 401(k) plan.
        For 2007, amounts in this column for each named executive officer reflect the following:
•	Mr. Murphy: $30,875 of company matching contributions to Mr. Murphy’s Deferred Compensation Plan, and $10,114 of company matching contributions to Mr. Murphy’s 401(k) plan.

•	Mr. Thatcher: $15,569 of company matching contributions to Mr. Thatcher’s Deferred Compensation Plan, and $2,859 of company matching contributions to Mr. Thatcher’s 401(k) plan.

•	Mr. Connell: $8,650 of company matching contributions to Mr. Connell’s Deferred Compensation Plan, $525 for tax preparation services, and $10,075 of company matching contributions to Mr. Connell’s 401(k) plan.

•	Mr. Guthrie: $14,790 of company matching contributions to Mr. Guthrie’s Deferred Compensation Plan, $2,280 for tax preparation services, $3,075 of company matching contributions to Mr. Guthrie’s 401(k) plan, and $617 representing the difference between the market rate of interest and the actual rate of interest on indebtedness to the company.

•	Mr. Zaleski: $16,716 of company matching contributions to Mr. Zaleski’s Deferred Compensation Plan, $1,415 for tax preparation services, and $3,738 of company matching contributions to Mr. Zaleski’s 401(k) plan.
        For 2008, amounts in this column for each named executive officer reflect the following:
•	Mr. Murphy: $30,875 of company matching contributions to Mr. Murphy’s Deferred Compensation Plan, $1,200 for tax preparation services, and $10,075 of company matching contributions to Mr. Murphy’s 401(k) plan.

•	Mr. Thatcher: $11,118 of company matching contributions to Mr. Thatcher’s Deferred Compensation Plan, and $10,075 of company matching contributions to Mr. Thatcher’s 401(k) plan.

•	Mr. Connell: $10,400 of company matching contributions to Mr. Connell’s Deferred Compensation Plan, $1,016 for tax preparation services, and $10,075 of company matching contributions to Mr. Connell’s 401(k) plan.

•	Mr. Guthrie: $7,762 of company matching contributions to Mr. Guthrie’s Deferred Compensation Plan, $938 for tax preparation services, $10,075 of company matching contributions to Mr. Guthrie’s 401(k) plan, and $504 representing the difference between the market rate of interest and the actual rate of interest on indebtedness to the company.

•	Mr. Zaleski: $7,915 of company matching contributions to Mr. Zaleski’s Deferred Compensation Plan, and $10,075 of company matching contributions to Mr. Zaleski’s 401(k) plan.

Grants of Plan Based Awards
     The following table shows the grants of plan based awards to our named executive officers in 2008:

										Grant Date
										Fair Value
				Estimated Future Payouts Under Equity				All Other		of Cash
				Incentive Plan Awards(2)				Option		Incentive
							Re-	Awards:	Exercise	Unit,
		Estimated Future					stricted	Number of	or Base	Restricted
		Payouts Under Non-					Stock	Securities	Price of	Stock, and
		Equity Incentive Plan					Awards	Underlying	Option	Option
		Awards(1)		Cash Incentive Unit Awards(3)			(#)	Options	Awards	Awards(4)
Name	Grant Date	Minimum($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Maximum (#)	(#)	($/Sh)	($)
Gregory E. Murphy	2/6/2008	$0	$1,800,000	2,760	5,520	11,040	42,583	4,154	$24.07	$1,600,111
Dale A. Thatcher	2/6/2008	$0	$712,500	923	1,845	3,690	14,228	4,154	$24.07	$550,106
Richard F. Connell	2/6/2008	$0	$787,500	966	1,932	3,864	14,903	4,154	$24.07	$575,053
Kerry A. Guthrie	2/6/2008	$0	$797,160	879	1,757	3,514	13,553	4,154	$24.07	$525,059
Ronald J. Zaleski	2/6/2008	$0	$600,000	748	1,495	2,990	11,528	4,154	$24.07	$450,117

(1)	For Messrs. Murphy, Thatcher, Connell, and Zaleski, amounts represent minimum and maximum potential ACIP award to each named executive officer under our Cash Incentive Plan for 2008. Maximum awards reflect the maximum ACIP award established by the SEBC pursuant to the requirements of Section 162(m) of the Internal Revenue Code. For Mr. Guthrie, the amounts represent the minimum and maximum potential annual cash incentive award under the IDCP for 2008. Actual payouts of the above-referenced awards are included in the “Non-Equity Incentive Compensation Plan” column of the “Summary Compensation Table.” For information regarding the ACIP and the annual cash incentive payment under the IDCP, see the section of the Compensation Discussion and Analysis beginning on page 22 entitled “Annual Cash Incentive Program.”

(2)	Performance-based cash incentive unit awards are granted under the Cash Incentive Plan, and performance-based restricted stock unit awards and stock option awards are granted under the Omnibus Stock Plan. For a description of the material terms of such awards, see pages 25-27 of the Compensation Discussion & Analysis.

(3)	The number of performance-based cash incentive units paid can range from 0-200%, and therefore, has the potential to pay $0. The threshold selected represents 35-44.9th percentile of the Cash Incentive Unit Peer Group; the target represents 45-54.9th percentile of the Cash Incentive Unit Peer Group; and the maximum represents greater than or equal to 80th percentile of the Cash Incentive Unit Peer Group.

(4)	This column includes restricted stock unit awards calculated at grant date fair value, cash incentive unit awards with an initial value of $100 per unit, and stock options valued at the Black-Scholes value on the date of grant.

Outstanding Equity Awards at Fiscal Year End
     The following table shows the unexercised options and unvested stock awards to our named executive officers as of December 31, 2008:

	Option Awards				Stock Awards
Name	No. of	No. of	Option	Option	No. of Shares	Market Value	Equity		Equity
	Securities	Securities	Exercise	Expiration	or Units of	of Shares or	Incentive Plan		Incentive Plan
	Under-	Under-	Price	Date	Stock That	Units of Stock	Awards: No. of		Awards:
	lying	lying	($/Sh)(2)		Have Not	That Have Not	Unearned		Market or
	Unexer-	Unexer-			Vested	Vested	Shares, Units		Payout Value
	cised	cised			(#)(3)(4)	($)	or Other Rights		of Unearned
	Options	Options (#)					That Have Not		Shares, Units
	(#)	Unexer-					Vested		or Other
	Exercis-	cisable(1)							Rights That
	able								Have Not
									Vested
									($)(8)
Gregory	21,062		11.1875	02/06/2011	43,569	999,036	10,642	(5)	975,982
E.	10,362		10.375	02/05/2012			4,438	(6)	371,044
Murphy	11,394		11.6175	02/04/2013			5,520	(7)	1,127,127
	10,000		17.395	02/03/2014
	10,000		22.025	02/01/2015
	2,320	1,160	28.74	01/30/2016
	1,160	2,320	27.44	01/30/2017
		4,154	24.07	02/06/2018

Dale A.	10,000		22.025	02/01/2015	19,419	445,272	3,142	(5)	288,154
Thatcher	2,320	1,160	28.74	01/30/2016	7,290	167,160	1,476	(6)	123,403
	1,160	2,320	27.44	01/30/2017	16,128	369,815	1,845	(7)	376,730
		4,154	24.07	02/06/2018	14,557	333,802

Richard	10,000		22.025	02/01/2015	15,248	349,638	3,292	(5)	301,911
F.	2,320	1,160	28.74	01/30/2016			1,438	(6)	120,226
Connell	1,160	2,320	27.44	01/30/2017			1,932	(7)	394,494
		4,154	24.07	02/06/2018

Kerry A.	4,000		7.594	02/03/2010	13,867	317,966	2,842	(5)	260,641
Guthrie	4,500		11.1875	02/06/2011			1,438	(6)	120,226
	10,000		10.375	02/05/2012			1,757	(7)	358,762
	12,000		11.6175	02/04/2013
	8,000		17.395	02/03/2014
	10,000		22.025	02/01/2015
	2,320	1,160	28.74	01/30/2016
	1,160	2,320	27.44	01/30/2017
		4,154	24.07	02/06/2018

Ronald J.	9,638		10.375	02/05/2012	19,419	445,272	2,842	(5)	260,641
Zaleski	8,606		11.6175	02/04/2013	6,594	151,200	1,263	(6)	105,595
	5,748		17.395	02/03/2014	13,804	316,526	1,495	(7)	305,263
	10,000		22.025	02/01/2015	11,795	270,457
	2,320	1,160	28.74	01/30/2016
	1,160	2,320	27.44	01/30/2017
		4,154	24.07	02/06/2018

(1)	The options listed in this column vest ratably over three years beginning on the first anniversary of the date of grant.

(2)	The exercise price of option grants issued under the Omnibus Stock Plan is the closing market price on the date of the grant. The exercise price on options grants issued under previous equity plans is the average of the high and the low market price on the date of grant.

(3)	In the event of a termination of employment on or after an individual’s “Early Retirement Date,” as defined under the Retirement Income Plan for Selective Insurance Company of America (“Retirement Income Plan”), holders of performance-based restricted stock and restricted stock unit awards are fully vested in such awards subject to the attainment of applicable performance measures. Early Retirement Dates for the named executive officers are as follows: Mr. Murphy, 10/26/2002; Mr. Thatcher, 12/3/2015; Mr. Connell, 2/3/2008; Mr. Guthrie, 9/8/2007; and Mr. Zaleski, 12/7/2009.

(4)	As noted below, amounts in this column include shares attained through Selective’s Dividend Reinvestment and Stock Purchase Plan (“DRP”). Pursuant to equity grants made under Selective’s previous equity plans, the grantee can choose on the date of vesting to take the dividends on the granted shares in cash or in accumulated dividend reinvestment shares of Selective’s common stock. One thousand four hundred and nineteen shares (1,419) included in this column for Messrs. Thatcher and Zaleski were forfeited on February 1, 2009 and the dividends on the awards that vested on February 1, 2009 were paid to Messrs. Thatcher and Zaleski in cash.

(5)	Reflects number of performance-based cash incentive units initially granted in 2006 to the named executive officers for the three-year performance period ending December 31, 2008. In the event of a termination of employment on or after an individual’s Early Retirement Date, as defined under the Retirement Income Plan, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures. Early Retirement Dates for the named executive officers are as follows: Mr. Murphy, 11/11/2002; Mr. Thatcher, 12/10/2015; Mr. Connell, 2/7/2008; Mr. Guthrie, 9/11/2007; and Mr. Zaleski, 12/9/2009. Settlement of the 2006 cash incentive award will be made as soon as practicable in the 2009 calendar year, following the determination of the attainment of the applicable performance measures.

(6)	Reflects number of performance-based cash incentive units initially granted in 2007 to the named executive officers for the three-year performance period ending December 31, 2009. In the event of a termination of employment on or after an individual’s Early Retirement Date, as defined under the Retirement Income Plan, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures. Early Retirement Dates for the named executive officers are as follows: Mr. Murphy, 11/11/2002; Mr. Thatcher, 12/10/2015; Mr. Connell, 2/7/2008; Mr. Guthrie, 9/11/2007; and Mr. Zaleski, 12/9/2009. Settlement of the 2007 cash incentive award will be made as soon as practicable in the 2010 calendar year, following the determination of the attainment of the applicable performance measures.

(7)	Reflects number of performance-based cash incentive units initially granted in 2008 to the named executive officers for the three-year performance period ending December 31, 2010. In the event of a termination of employment on or after an individual’s Early Retirement Date, as defined under the Retirement Income Plan, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures. Early Retirement Dates for the named executive officers are as follows: Mr. Murphy, 11/11/2002; Mr. Thatcher, 12/10/2015; Mr. Connell, 2/7/2008; Mr. Guthrie, 9/11/2007; and Mr. Zaleski, 12/9/2009. Settlement of the 2008 cash incentive award will be made as soon as practicable in the 2010 calendar year, following the determination of the attainment of the applicable performance measures.

(8)	The amounts in this column reflect: (i) the target 100% unit multiplier for the number of cash incentive units granted for the 2006 and 2007 grants and the maximum 200% unit multiplier for the number of cash incentive units granted for the 2008 grant based on performance against the Cash Incentive Unit Peer Group; and (ii) an $91.71 per unit value for the 2006 grant, an $83.61 per unit value for the 2007 grant, and $102.09 per unit value for 2008 grant based on total shareholder return at December 31, 2008. The target 100% unit multiplier is used in the calculation for the 2006 and 2007 grants because performance through December 31, 2008 is at target and the maximum 200% unit multiplier is used in the calculation for the 2008 grant because performance through December 31, 2008 has exceeded the target amounts, which are identified for the 2008 grant in the Grants of Plan Based Awards table on page 32.
Option Exercises and Stock Vested
The following table shows the option exercise and stock vesting of grants of plan based awards to our named executive officers in 2008:

	Option Awards		Stock Awards(1)
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Gregory E. Murphy	6,832	88,720	48,516	1,152,255
Dale A. Thatcher	0	0	19,333	459,154
Richard F. Connell	0	0	60,689	1,452,383
Kerry A. Guthrie	4,000	59,940	15,718	373,303
Ronald J. Zaleski	0	0	19,333	459,154

(1)	In the event of a termination of employment on or after an individual’s Early Retirement Date as defined under the Retirement Income Plan, holders of restricted stock awards become fully vested in such awards, provided any related performance measures have been attained. As a result, the value became subject to ordinary income taxation upon a holder attaining his Early Retirement Date, notwithstanding the continued employment of the holder by the company. Due to the imposition of this accelerated income tax liability, the SEBC determined it appropriate to fully vest and remove the restrictions on such shares. Accordingly, the numbers and amounts shown for Messrs. Murphy and Guthrie reflect grants awarded to them in 2007 and the amount shown for Mr. Connell reflects grants awarded to him in 2005, 2006, and 2007.

Pension Benefits
Selective’s lead insurance subsidiary, SICA, maintains a tax qualified non-contributory defined benefit pension plan, the Retirement Income Plan, and the Selective Insurance Supplemental Pension Plan (“SERP”). Most employees, and certain former employees of SICA, whose employment with SICA commenced on or before December 31, 2005, including the named executive officers, are eligible to receive benefits under the Retirement Income Plan. Selective also maintains an unfunded SERP, as permitted under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to provide payments to Retirement Income Plan participants equal to the difference between: (i) the benefit payment to a participant under the Retirement Income Plan calculated without regard to ERISA and Internal Revenue Code limitations on annual amounts payable under the Retirement Income Plan; and (ii) the benefit payable to the participant pursuant to such limitations.
The Retirement Income Plan was amended as of July 1, 2002, to provide for different calculations based on service with the company as of that date. Monthly benefits payable under the Retirement Income Plan and SERP at normal retirement age are computed by adding two calculations: (i) 2% of “average monthly base salary” (based on the monthly average of the participant’s compensation for the 60 months out of the most recent 120 months of employment preceding the participant’s termination of employment for which the employee’s base salary is the highest) less 1 3/7% of a Social Security benefit multiplied by the number of years of benefit service through June 30, 2002 (up to a maximum of 35 years); and (ii) 1.2% of average monthly base salary (as described above) multiplied by the number of years of benefit service after June 30, 2002. The earliest retirement age is age 55 with 10 years of service or the attainment of 70 points (age plus years of service). For a participant who retires at the earliest retirement age, the Retirement Income Plan’s early reduction factors are 6 2/3% per year for the first five years and 3 1/3% for the next five years and the reduction is actuarially equivalent for years earlier than age 55. At retirement, participants receive monthly pension payments and may choose among four joint and survivor payment options.
The following table shows information regarding the pension benefits of our named executive officers:

				Present Value of	Payments
			Number of Years	Accumulated	During Last
	Early Retirement		Credited Service	Benefit	Fiscal Year
Name	Eligible	Plan Name	(#)(1)	($)(2)	($)
Gregory E. Murphy	Yes	Retirement Income Plan	27.58	537,053	0
		SERP	27.58	1,610,320	0
Dale A. Thatcher	No	Retirement Income Plan	7.67	72,989	0
		SERP	7.67	47,177	0
Richard F. Connell	Yes	Retirement Income Plan	7.33	182,966	0
		SERP	7.33	138,617	0
Kerry A. Guthrie	Yes	Retirement Income Plan	20.00	330,599	0
		SERP	20.00	204,992	0
Ronald J. Zaleski	No	Retirement Income Plan	8.25	116,995	0
		SERP	8.25	72,273	0

(1)	The Retirement Income Plan imposes a one-year waiting period for plan participation.

(2)	Present value as of December 31, 2008 is calculated on the basis of normal retirement age of 65. A 6.24% discount rate is applied and the RP-2000 Mortality Table is used to calculate the values indicated.
Nonqualified Deferred Compensation
The Deferred Compensation Plan allows participants to defer receipt of up to 50% of base salary and/or up to 100% of their ACIP. Participants may choose from a variety of investment options that mirror the market performance of the selected funds. Each year, participants elect whether to schedule in-service withdrawals or withdrawals at separation of service. For those funds to be distributed at separation of service, participants may be paid in five, ten, or fifteen annual installments, or a lump sum. SICA may make matching contributions of $0.65 of each dollar deferred, up to 7% of base salary, except that SICA will match the Retirement Savings Plan contributions first, and in no event will a participant receive a matching contribution in excess of $0.65 of each dollar, up to 7% of base salary.
The following table shows information regarding nonqualified deferred compensation of our named executive officers:

	Executive	Selective		Aggregate	Aggregate Balance
	Contributions	Contributions in	Aggregate	Withdrawals/	at December 31,
	in 2008	2008	Earnings in 2008	Distributions	2008
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
Gregory E. Murphy	47,500	30,875	(359,070)	0	548,856
Dale A. Thatcher	46,577	11,118	(149,556)	0	180,449
Richard F. Connell	212,147	10,400	(715,185)	0	1,032,602
Kerry A. Guthrie	148,906	7,762	(363,725)	0	506,981
Ronald J. Zaleski	246,059	7,915	(930,042)	0	1,159,024

(1)	Amounts in this column attributable to 2008 salary deferred by the named executive officers are included in the Salary column of the Summary Compensation Table. Such amounts are as follows: Mr. Murphy, $47,500; Mr. Thatcher, $46,577; Mr. Connell, $124,643; Mr. Guthrie, $74,656; and Mr. Zaleski, $108,548. The balance of the amounts in this column, $87,504 for Mr. Connell, $74,250 for Mr. Guthrie, and $137,511 for Mr. Zaleski, are attributable to the deferral of a portion of their ACIP paid in March 2008.

(2)	100% of the information in this column is included in the All Other Compensation Column of the Summary Compensation Table.

(3)	The information in this column is not included in the Summary Compensation Table because such earnings are not above market earnings.

(4)	The Aggregate Balance as of December 31, 2008 includes the following contributions of the named executive officers and SICA to the Deferred Compensation Plan which are included in the Summary Compensation Table
•	For 2006: Mr. Murphy, $329,498; Mr. Thatcher, $42,927; Mr. Connell, $470,907; Mr. Guthrie, $36,561; and Mr. Zaleski, $376,604.

•	For 2007: Mr. Murphy, $283,262; Mr. Thatcher, $56,069; Mr. Connell, $342,899; Mr. Guthrie, $185,990; and Mr. Zaleski, $303,659.

•	For 2008: Mr. Murphy, $78,375; Mr. Thatcher, $57,695; Mr. Connell, $222,547; Mr. Guthrie, $156,668; and Mr. Zaleski, $253,974.

Employment Agreements and Potential Payments
Upon Termination or Change of Control
SICA entered into amended Employment Agreements (collectively, the “Employment Agreements”) with Messrs. Murphy, Thatcher, Connell, Guthrie, and Zaleski (the “Executives”), as of December 23, 2008. The Employment Agreements were amended to comply with the requirements of Section 409(A) of the Internal Revenue Code. The Employment Agreements were additionally amended to substitute the contracting party to the agreement from Selective to SICA. The amended Employment Agreements do not otherwise substantively change the terms or conditions of the previous employment agreements The following table summarizes the principal provisions of the Employment Agreements. Defined terms used in this table, but not defined in this Proxy Statement, have the meanings given to them in the Employment Agreements.

Term	Continuation of the Prior Agreements’ initial three (3) year term,(1) automatically renewed for additional one (1) year periods unless terminated by either party with written notice.

Compensation	Base salary.(2)

Benefits	Eligible to participate in incentive compensation plan, stock plan, 401(k) plan, defined benefit pension plan and any other stock option, stock appreciation right, stock bonus, pension, group insurance, retirement, profit sharing, medical, disability, accident, life insurance, relocation plan or policy, or any other plan, program, policy or arrangement of Selective or SICA intended to benefit SICA’s employees generally.

Vacation and Reimbursements	Vacation time and reimbursements for ordinary travel and entertainment expenses in accordance with SICA’s policies.

Perquisites	Suitable offices, secretarial and other services, and other perquisites to which other executives of SICA are generally entitled.

Severance and Benefits on Termination without Change in Control	• For Cause or Resignation by Executive other than for Good Reason: Salary and benefits accrued through termination date.
• Death or Disability: Multiple(3) of: (i) Executive’s salary, plus (ii) average of three (3) most recent annual cash incentive payments; provided that any such severance payments be reduced by life or disability insurance payments under policies with respect to which SICA paid premiums.

• Without Cause by SICA, Relocation of Office over Fifty (50) Miles (without Executive’s consent), Resignation for Good Reason by Executive:

• Multiple(3) of: (i) Executive’s salary, plus (ii) average of three (3) most recent annual cash incentive payments.

• Medical, dental, vision, disability and life insurance coverage in effect for Executive and dependents until the earlier of specified period of months(4) following termination or commencement of equivalent benefits from a new employer.

• Stock Awards: Except for termination for Cause or resignation by the Executive other than for Good Reason, immediate vesting and possible extended exercise period, as applicable, for any previously granted stock options, stock appreciation rights, cash incentive units, restricted stock and stock bonuses.

Severance and Benefits on Termination after Change in Control	For termination Without Cause or by Executive with Good Reason within two (2) years following a Change in Control (as defined in the Employment Agreement), Executive is entitled to:

		•	Severance payment equal to multiple(5) of the greater of: (i) Executive’s salary plus target annual cash incentive payment; or (ii) Executive’s salary plus the average of Executive’s three (3) immediately prior annual cash incentive payments.

	•		Medical, dental, vision, disability and life insurance coverage in effect for Executive and dependents until the earlier of period of months(6) following termination or commencement of equivalent benefits from a new employer.

	•		Stock Awards, same as above, except that the initial number of cash incentive units is increased by 150%.

	•		Tax Gross-Up Payment, if necessary, to offset any excise tax imposed on Executive for such payments or benefits.

Release; Confidentiality and	•		Receipt of severance payments and benefits conditioned upon:
Non-Solicitation			• Entry into release of claims; and

• No disclosure of confidential or proprietary information or solicitation of employees to leave the Registrant or its subsidiaries for a period of two (2) years following the termination of the Employment Agreement.

(1)	Initial three (3) year term ends on April 25, 2009 for Mr. Murphy and July 31, 2009 for Messrs. Connell, Thatcher, Guthrie, and Zaleski.

(2)	As of January 31, 2009, the annual base salaries for the Executives were as follows: Mr. Murphy, $900,000; Mr. Thatcher, $475,000; Mr. Connell, $450,000; Mr. Guthrie, $425,000; and Mr. Zaleski, $400,000.

(3)	For Mr. Murphy the multiple is 2; for Mr. Connell the multiple is 1.75; and for Messrs. Thatcher, Guthrie, and Zaleski the multiple is 1.5.

(4)	For Mr. Murphy the period is 24 months; for Mr. Connell, 21 months; and for Messrs. Thatcher, Guthrie, and Zaleski, 18 months.

(5)	For Mr. Murphy the multiple is 2.99; for Mr. Connell the multiple is 2.5; and for Messrs. Thatcher, Guthrie, and Zaleski the multiple is 2.

(6)	For Mr. Murphy the period is 36 months; and for Messrs. Connell, Thatcher, Guthrie, and Zaleski, 24 months.
The following table shows information regarding payments that would have been paid to our named executive officers under the scenarios shown as of December 31, 2008:

	Resignation(1)
	or Termination		Death or	Termination	Change in
	For Cause	Retirement(2)	Disability	Without Cause	Control
Name	($)	($)	($)(3)	($)(4)	($)(5)
Gregory E. Murphy	—	2,909,625	7,309,625	7,328,733	14,512,045
Dale A. Thatcher	—	1,915,970	3,188,470	3,204,258	5,629,276
Richard F. Connell	—	969,021	2,491,531	2,493,748	4,854,803
Kerry A. Guthrie	—	878,213	2,138,213	2,141,650	3,882,278
Ronald J. Zaleski	—	1,702,300	2,872,310	2,885,303	4,832,953

(1)	Other than a resignation for “Good Reason”

(2)	This column includes the value of unvested restricted stock and restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs, all of which shares would normally vest upon retirement for any participant in such plans and be payable upon the achievement of the specified performance goals applicable to each such award. Also included is the current intrinsic value of performance-based cash incentive units awarded under the Cash Incentive Plan to the named executive officers, which, as for any other participant, would fully vest upon retirement and be payable following the end of the applicable three-year performance period, subject to the achievement of the specified performance goals applicable to each such award.

(3)	This column includes the value of unvested restricted stock and restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs, all of which shares would normally vest upon death or disability for any participant in such plans. The restricted stock granted would be payable upon the achievement of the specified performance goals applicable to each such award. The restricted stock units granted would, in the event of death, be payable immediately and, in the event of disability, upon the achievement of the specified performance goals applicable to each such award. This column also includes the severance payment provided for in each named executive officer’s Employment Agreement. Also included is the current intrinsic value of performance-based cash incentive units awarded under the Cash Incentive Plan to the named executive officers, which, as for any other participant, would fully vest upon death or disability and be payable following the end of the applicable three-year performance period, subject to the achievement of the specified performance goals applicable to each such award. Payments in this column will be reduced by life or disability insurance payments under policies with respect to which SICA paid premiums.

(4)	Also applicable to resignation for Good Reason. This column includes: (i) the value of unvested restricted stock and restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs, all of which shares would vest upon a termination Without Cause or for Good Reason and be payable upon the achievement of the specified performance goals applicable to each such award; (ii) the severance payment; and (iii) the value of medical, dental, vision, disability, and life insurance coverages, all as provided for in each named executive officer’s Employment Agreement. This column also includes the current intrinsic value of performance-based cash incentive units awarded under the Cash Incentive Plan to the named executive officers, which would fully vest and be payable following the end of the applicable three-year performance period, subject to the achievement of the specified performance goals applicable to each such award.

(5)	This column includes: (i) the value of unvested restricted stock and restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs payable upon the achievement of the specified performance goals applicable to each such award, and (ii) the value of 150% of the number of outstanding performance-based cash incentive units awarded to the named executive officers under the Cash Incentive Plan, calculated using a per unit value at December 31, 2008 of $91.71 for the 2006 grant, $83.61 for the 2007 grant, and $102.09 for the 2008 grant, all of which would vest upon a change in control for any participant holding such awards under such plans. This column also includes the severance payment and the value of medical, dental, vision, disability, and life insurance coverages, as provided for in each named executive officer’s Employment Agreement. This column also includes the value of any tax gross-up payment necessary to offset any excise tax imposed for the payment and benefits disclosed in this column.
DIRECTOR COMPENSATION
The following table shows compensation paid to non-employee directors in 2008 and stock and option awards outstanding at December 31, 2008 (employee directors do not receive compensation for serving on the Board) are shown on the following table:

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)	($)(1)	($)(2)	($)
Paul D. Bauer	34,500	82,555	32,524	149,579
W. Marston Becker	8,000	82,555	32,524	123,079
A. David Brown	13,500	82,555	32,524	128,579
John C. Burville	30,000	62,552	32,524	125,076
William M. Kearns, Jr.	29,000	82,555	32,524	144,079
Joan M. Lamm-Tennant	9,500	82,555	32,524	124,579
S. Griffin McClellan III	32,000	57,560	32,524	122,084
Michael J. Morrissey	26,670	17,202	0	43,872
Ronald L. O’Kelley	31,500	70,069	32,524	134,093
John F. Rockart	11,898	40,432	32,524	84,854
William M. Rue	15,500	82,555	32,524	130,579
J. Brian Thebault	32,500	82,555	32,524	147,079

(1)	This column reflects amounts recognized as expense for the 2008 grants of restricted stock units to directors, based on a grant date fair market value of $23.93, and the portion of each director’s annual retainer paid in stock, 50% of which annual retainer, as set forth below, must be paid to a director in Selective common stock.

(2)	This column reflects amounts recognized as expense for the 2008 option grants to directors using the Black Scholes option valuation method in accordance with FAS 123R. The grant date fair value of each of these grants is $150,161. The aggregate number of options outstanding at December 31, 2008 for each director is as follows: Messrs. Bauer, Kearns, and Rue: 51,544; Messrs. Becker and Burville: 15,544; Mr. Brown: 45,544; Mr. McClellan: 27,544; Mr. O’Kelley: 21,544; Mr. Rockart: 33,544; and Mr. Thebault and Ms. Lamm-Tennant: 57,544.

The following table reflects the compensation for non-employee directors in 2008:

Type of Compensation	Amount
Annual Retainer Fee	$50,000
Grant Date Fair Value of Annual Equity Award	$32,500
Black-Scholes Value of Annual Option Grant	$32,500
Board Meeting Attendance	$0
Committee Attendance Fee
In person	$1,500
By telephone	$1,000
Annual Chairperson Fee
Audit Committee	$15,000
Corporate Governance and Nominating Committee	$7,500
Finance Committee	$7,500
Salary & Employee Benefits Committee	$12,500
Lead Director Fee	$15,000
Expenses	Reasonable
As shown in the table above, the non-employee directors receive compensation in the forms of restricted stock units, stock options and cash for their service as directors. The SEBC sets the Annual Retainer Fee annually. Pursuant to the Omnibus Stock Plan, non-employee directors, by December 20 of the prior year, must elect to receive the Annual Retainer Fee either: (i) entirely in shares of common stock; or (ii) in a combination of shares of common stock and cash, which cash amount must be 50% or less of the Annual Retainer Fee. The Annual Retainer Fee is paid in equal quarterly installments on the first (1st) day of January, April, July, and October. The number of shares of common stock issued in each quarterly installment is determined by multiplying the amount of Annual Retainer Fee to be paid in stock by one-quarter (0.25) and dividing that product by the Fair Market Value of Selective’s common stock on the payment date.
Under the director compensation program, each non-employee director annually receives restricted stock units of Selective’s common stock having a Fair Market Value on the date of grant of $32,500 and options on shares having a Black-Scholes value on the date of grant of $32,500, which restricted stock and options are granted pursuant to the terms of the Omnibus Stock Plan. Committee Attendance Fees and Annual Chairperson Fees, as listed in the table above, are paid in cash.
By December 20 of the prior year, non-employee directors may elect to defer the receipt of their director compensation, including, but not limited to, the Annual Retainer Fee, Committee Attendance Fees, Annual Chairperson Fees, and the Annual Lead Director Fee and any dividends and accrued interest thereon, to a specified future year, the attainment of age 70, or separation from service as a director.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Salary and Employee Benefits Committee (i) was a Selective officer or employee in 2008, (ii) is a former Selective officer, or (iii) entered into any transaction in 2008 requiring disclosure under the section entitled “Transactions with Related Persons.”
No Selective executive officer served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on the Salary and Employee Benefits Committee or as a director of Selective.
COMPENSATION COMMITTEE REPORT
The Salary and Employee Benefits Committee establishes general executive compensation policies and establishes the salaries and bonuses of Selective’s executive officers, including the Chief Executive Officer. The Board of Directors did not modify any action or recommendation made by the Salary and Employee Benefits Committee with respect to executive compensation in 2008. The Salary and Employee Benefits Committee (i) has reviewed and discussed the Compensation

Discussion and Analysis with management; and (ii) based on this review and discussion recommended to the Board of Directors, and the Board approved, the inclusion of the Compensation Discussion and Analysis in Selective’s Annual Report on Form 10-K for the year ended December 31, 2008 and this Proxy Statement.
Submitted by the Salary and Employee Benefits Committee of Selective’s Board of Directors,
J. Brian Thebault, Chairperson
Paul D. Bauer
John C. Burville
Michael J. Morrissey
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Selective filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Selective specifically incorporates the Compensation Committee Report by reference therein.

INFORMATION ABOUT PROPOSAL 2
Approval of Amendment and Restatement of the Company’s Employee
Stock Purchase Savings Plan to Increase the Number of Authorized
Shares Issuable and to Make Certain Other Administrative Changes
General
We are asking you to approve the amendment and restatement of our Employee Stock Purchase Savings Plan (“ESPP”). The restatement will increase the number of shares of common stock available for issuance under the ESPP by an additional number of shares not to exceed 1,500,000 shares, and make certain other technical changes designed to facilitate the administration of the ESPP.
The current ESPP authorizes the issuance of an aggregate of 3,000,000 common shares available for purchase, as adjusted to give effect to our stock splits that occurred since the inception of the ESPP. As of March 9, 2009, the Company had issued and employees had purchased 2,882,890 of the 3,000,000 common shares currently authorized under the ESPP. The Board believes that the remaining number of shares currently available for issuance under the ESPP is insufficient to continue providing our employees with the opportunity to acquire a proprietary interest in the Company and thereby attract, motivate, and retain the best available talent suitable for the success of our business. Therefore, on March 17, 2009, the Board of Directors approved the proposed amended and restated ESPP, which reserves an additional number of shares of common stock for issuance under the ESPP such that, following the end of the ESPP’s offering period ending on June 30, 2009, 1,500,000 common shares will remain available for issuance under the ESPP. Based on past participation rates, the Company believes that the additional authorized shares will be sufficient for purchases under the ESPP for approximately four more years.
Assuming approval of this proposal, we plan to register the additional shares on Form S-8 under the Securities Act of 1933.
If approved by stockholders at the Annual Meeting, the Amended ESPP will become effective July 1, 2009.
Summary of the ESPP, As Amended and Restated
The ESPP was initially approved by stockholders at Selective’s 1987 Annual Meeting of Stockholders. The material provisions of the ESPP, as amended (the “Amended ESPP”), are summarized below. The actual text of the Amended ESPP is attached to this Proxy Statement as Appendix A. This description of the Amended ESPP is only a summary of its material terms and is qualified by reference to the actual text as set forth in Appendix A.
Purpose
The purpose of the ESPP is to provide our eligible employees with the opportunity to purchase shares of our common stock through convenient payroll deductions. The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.
Share Reserve
Under the current ESPP, the aggregate number of common shares authorized for purchase is 3,000,000 common shares. Because, as of March 9, 2009, 2,882,890 of these available shares have already been issued under the ESPP, only 117,110 shares will remain available for future purchases (including purchases under the ESPP’s current offering period which ends on June 30, 2009) unless stockholder approval of the increase in the number of common shares is obtained. Under the Amended Plan, the total number of common shares available for issuance is the lesser of: (i) 4,500,000; and (ii) (A) 1,500,000 plus (B) 2,882,890; plus (C) the number of Shares issued to

Participants on the exercise of Options for the Offering Period ending June 30, 2009, all subject to adjustment.
Assuming stockholder approval of the share increase, following the end of the offering period under the ESPP ending on June 30, 2009, an aggregate of 1,500,000 shares will remain available for future issuance under the Amended ESPP. The 1,500,000 shares remaining available under the Amended ESPP, if approved, will represent approximately 2.8% of the issued and outstanding shares of the Company’s common stock as of the Record Date, which is within RiskMetrics Group’s 2009 proxy voting guidelines.
The shares issuable under the ESPP may be newly issued shares made available from authorized but unissued shares of common stock, or shares repurchased by the Company, including shares purchased on the open market.
Offering Periods and Options
Shares of common stock are offered under the Amended ESPP through a series of “offering periods” of no longer than a year established by the ESPP’s administrator. Currently, the administrator has established successive six-month offering periods, commencing on the first business day of January each year and ending on the last business day of the following June, and commencing on the first business day of July each year and ending on the last business day of the following December. When an eligible employee elects to join an offering period, he or she is granted a purchase right (or “option”) to acquire shares of our common stock on the “exercise date,” which is the last day of the offering period. Each option expires at the end of the offering period in which it is granted.
Eligibility
Any person who is an employee of the Company or of a participating subsidiary and who is a regularly scheduled full-time or regularly scheduled part-time employee, or who is customarily employed more than twenty hours per week, is eligible to participate in the ESPP. However, seasonal employees (employees whose customary employment is for not more than five months in any calendar year) are not eligible.
In addition, an employee may not participate in an offering under the ESPP if the purchase would cause the employee to own shares and/or options to purchase shares representing 5% or more of the total combined voting power or value of any class of stock of the Company or any subsidiary.
As of January 2, 2009, the first day of the current offering period, approximately 2,057 employees were eligible to participate in the ESPP, of whom approximately 34% were participating.
Enrollment and Contributions
Participation in the ESPP is voluntary. Each eligible employee elects whether to participate in the ESPP and the extent to which he or she will participate. An individual who first becomes an eligible employee after the election period established for an offering period may not participate in the ESPP until the next offering period.
A participant may authorize payroll withholdings at a rate not in excess of 10% of his or her payroll period base pay. Payroll deductions are credited to a participant’s account on an after-tax basis and without interest, and may be commingled with the general assets of the Company and used for general corporate purposes until shares of common stock are purchased. After an offering period begins, a participant may not change the current contribution percentage until the next offering period.
Options to purchase shares under the ESPP are not assignable or transferable by the participant, and may be exercised only by the participant.

Purchase of Shares
On the exercise date, all payroll deductions collected from a participant are automatically applied to the purchase of whole and partial shares of our common stock.
However, no participant may purchase more than 2,400 shares of common stock in any one offering period, and no participant may be granted an option under the ESPP that, together with purchase rights under any other Company “employee stock purchase plan,” accrues at a rate exceeding $25,000 worth of stock (valued at the time the participant’s option is granted) for each calendar year during which the option is outstanding.
The purchase price for each common share purchased under the ESPP will be the lesser of 85% of the closing selling price of a share of common stock on the first day of the offering period and 85% of the closing selling price of a share of common stock on the last trading day of the offering period.
On March 9, 2009, the closing price of our common stock was $10.17 per share.
Cessation of Active Participation
Participants may not alter the rate of payroll deductions during an offering period, but may entirely discontinue their participation in the ESPP for an offering period no later than fourteen (14) business days before the last day of the offering period. If a participant withdraws from an offering period, his or her option for the offering period will terminate, all of his or her payroll deductions will be refunded promptly, without interest, and further payroll deductions will cease. A participant who has previously withdrawn from an offering period may re-enter the ESPP by enrolling for a subsequent offering period.
Upon termination of a participant’s employment with the Company and its participating subsidiaries during an offering period for any reason, including death, the payroll deductions credited to the participant’s account for the offering period will be automatically returned to him or her (or in the event of the participant’s death, to his or her estate) in cash, without interest.
In addition, if a participant receives a hardship distribution from the Company’s Retirement Savings Plan, or any other plan sponsored by the Company or an affiliate that is intended to qualify as a Code Section 401(k) plan, the participant’s participation in the offering period in which the participant receives the hardship distribution shall be terminated, and the participant may not again participate in the ESPP for at least six months from the date of such termination.
Administration
The ESPP is administered by the Salary and Employee Benefits Committee of the Board of Directors of Selective Insurance Group, Inc. The ESPP’s administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to adjudicate all disputed claims filed under the ESPP, and to adopt rules and regulations for carrying out the terms of the ESPP.
Amendment and Termination
The Board has the right to amend, suspend or terminate the ESPP at any time and for any reason. However, stockholder approval is required for an amendment increasing the number of shares authorized for issuance under the ESPP.
No amendment or termination of the plan may affect a participant’s existing options, except that the Board may terminate the ESPP or an offering period on the exercise date for the offering period (or on an accelerated purchase date) if the Board determines that the termination is in the best interests of the Company and its stockholders. However, the ESPP’s administrator is permitted to take certain actions without regard to any adverse effect on participant rights, including changing the timing of an offering period and establishing reasonable waiting and adjustment periods.
Upon termination of the Amended ESPP, Selective will refund to each participant any remaining balance of the participant’s account.
Corporate Events
In the event of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, or other change in our capital structure, appropriate adjustments will be made in the number and purchase price of the shares available for purchase under the ESPP.
In the event of a merger or consolidation of the Company with and into another person or the sale, transfer, or other disposition of all or substantially all of the assets of the Company to one or more persons (other than any wholly-owned subsidiary of the Company), each option outstanding under the ESPP will be assumed, or an equivalent option shall be substituted, by the successor corporation. If the successor corporation or a parent or subsidiary of the successor corporation refuses to assume or substitute the outstanding options, the offering period then in progress will be shortened and a new exercise date that is on or before the closing of the transaction shall be set, as of which date the offering period then in progress will terminate.
In the event of a dissolution or liquidation of the Company, unless the ESPP’s administrator otherwise provides, the offering period then in progress will terminate immediately prior to the consummation thereof.
New Plan Benefits
No options have been granted, and no shares have been issued, on the basis of the share increase which is the subject of this proposal. Because benefits under the Amended ESPP will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Amended ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the Amended ESPP.
However, in 2008, the following employees and groups of employees participated in the ESPP and received the following amounts in benefits (measured as the difference between the price paid for shares of our common stock purchased under the ESPP and the market value of the common stock on the date of purchase):

Name or Position	Dollar Value
Gregory E. Murphy	$5,447
Dale A. Thatcher	$3,609
Richard F. Connell	$0
Kerry A. Guthrie	$2,511
Ronald J. Zaleski	$0
Executive Officer Group	$11,567
All other Employees	$619,717
U.S. Federal Income Tax Consequences
The following is a brief summary of the general U.S. federal income tax consequences to participants and the Company of participation in the ESPP. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences, nor does it describe consequences based on particular circumstances. Each participant should refer to the actual text of the Amended ESPP set forth in Appendix A and should consult with a tax advisor as to specific questions relating to tax consequences of participation in the ESPP.

Federal Income Tax Consequences to Participants
The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under such an arrangement, no taxable income will be recognized by a participant upon either the grant or the exercise of an option to purchase shares during an offering period. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or unless the participant dies while still owning the purchased shares.
The tax consequences to a participant of a disposition of shares vary depending on the period the stock is held before its disposition. If a participant disposes of shares within two years after the first day of the offering period (the “grant date”) or within one year after the date on which the shares are acquired (a “disqualifying disposition”), the participant will recognize ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the exercise date and the purchase price. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.
If the participant disposes of the shares at least two years after the grant date and at least one year after the date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of:
     (i) the difference between the fair market value of the shares on the date of disposition and the purchase price; and
     (ii) the difference between the fair market value of the shares on the grant date and the purchase price (determined by applying any discounted purchase price as if the option were exercised on the grant date).
Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.
If the participant still owns the shares at the time of his or her death, the lesser of the following amounts is recognized as ordinary income in the year of the participant’s death:
     (x) the difference between the fair market value of the shares on the date of death and the purchase price; and
     (y) the difference between the fair market value of the shares on the grant date and the purchase price (determined as if the option were exercised on the grant date).
A capital gain or loss will be long-term if the participant holds the shares for more than twelve months and short-term if the participant holds the shares for twelve months or less.
Federal Income Tax Consequences to the Company
We are not allowed a deduction for federal income tax purposes in connection with the grant or exercise of an option to purchase common shares under the ESPP if there is no disposition of the shares by a participant within either the one- or two-year periods described above. However, if there is a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time that the participant realizes ordinary income.

Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE ESPP TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER AND TO MAKE CERTAIN OTHER ADMINISTRATIVE CHANGES.

INFORMATION ABOUT PROPOSAL 3
Ratification of Appointment of
Independent Public Accountants
The Audit Committee has appointed KPMG LLP to act as Selective’s independent public accountants for the fiscal year ending December 31, 2009. The Board of Directors has approved the appointment and has directed that such appointment be submitted to Selective’s stockholders for ratification at the Annual Meeting.
Stockholder ratification of the appointment of KPMG LLP as Selective’s independent public accountants is not required. The Board of Directors, however, is submitting the appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether to retain KPMG LLP or another firm. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different auditing firm at any time during the 2009 fiscal year if the Board determines that such a change would be in the best interests of Selective and its stockholders.
Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. In 2008, Selective paid KPMG LLP $1,712,150 for audit and audit-related services. No non-audit services were provided by KPMG LLP to Selective in 2008.
FEES OF INDEPENDENT PUBLIC ACCOUNTANTS
KPMG LLP, Selective’s independent public accountants, provided services in the following categories and amounts in 2008 and 2007:

Category	2008	2007
Audit Fees	$1,215,000	$1,319,500
Audit-Related Fees(1)	$497,150	$132,000
Tax Fees	$0	$0
All Other Fees	$0	$0
TOTAL	$1,712,150	$1,451,500

(1)	Audit-Related Fees for 2008 consisted primarily of: (i) amounts associated with audits of our benefit plans for 2007 and 2006; (ii) an audit of our flood operations; and (iii) the independent actuarial review and reserve opinion related to the Audit. Audit-Related Fees for 2007 consisted primarily of: (i) the independent actuarial review and reserve opinion related to the Audit; and (ii) audits of the employee benefit plans for 2007 and 2006.
The Audit Committee has a Pre-Approval Policy that requires pre-approval of audit and audit-related services on an annual basis and authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee delegated the authority to pre-approve audit and audit-related services by KPMG LLP to the Audit Committee Chairperson, who is required to report any pre-approvals to the Audit Committee at its next meeting for ratification. In 2008, the Audit Committee pre-approved one hundred percent (100%) of audit and audit-related services and concluded that KPMG LLP’s provision of such services was compatible with the maintenance of KPMG LLP’s independence in the conduct of its auditing functions. KPMG LLP provided no tax services or non-audit related services in 2008. Any such future services also would require Audit Committee pre-approval on an individual engagement basis.

AUDIT COMMITTEE REPORT
The Audit Committee oversees Selective’s financial reporting processes on behalf of the Board of Directors. Management has the primary responsibility for overseeing preparation of the financial statements and the overall reporting processes, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has:
•	Periodically met with and held discussions with management regarding the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in Selective’s financial statements.

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2008, included in the Annual Report on Form 10-K, with management, which represented to the Audit Committee that: (i) the financial statements were prepared in accordance with U.S. generally accepted accounting principles; and (ii) management had reviewed Selective’s disclosure controls and procedures and believes those controls are effective.

•	Reviewed and discussed with KPMG LLP, Selective’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Selective’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statements of the Public Company Accounting Oversight Board, including the Statement on Auditing Standards No. 61, as amended.

•	Discussed with KPMG LLP, the independent registered public accounting firm’s independence from Selective and its management, including the matters in the written disclosures from the independent accounts delivered to the Audit Committee as required by the applicable requirements of the Public Company Accounting Oversight Board.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Selective’s Annual Report on Form 10-K for the year ended December 31, 2008.
Submitted by the Audit Committee of Selective’s Board of Directors,
Paul D. Bauer, Chairperson
Joan M. Lamm-Tennant
Ronald L. O’Kelley
J. Brian Thebault

INFORMATION ABOUT PROPOSAL 4
Stockholder Proposal Relating to the Declassification of the Board of Directors
Gerald R. Armstrong, who resides at 910 Sixteenth Street, No. 412, Denver, Colorado, 80202-2917, 303-355-1199, and owns 200 shares of Selective common stock (based on information provided to Selective by Mr. Armstrong), has notified Selective that he intends to present the following proposal at the Annual Meeting:
RESOLUTION
That the shareholders of SELECTIVE INSURANCE GROUP, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.
SUPPORTING STATEMENT
The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.
Xcel Energy Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc., CenterPoint Energy, Inc., Hess Corporation have adopted this practice and it has been approved by shareholders at CH Energy Group, Inc., Central Vermont Public Service Corporation, Black Hills Corporation, Spectra Energy Corp., and several others, upon presentation of a similar resolution by the proponent during 2008. The proponent is a professional investor who has studied this issue carefully.
The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.
A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.
While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.
The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.
If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
The Board of Directors of the Company has considered the proposal set forth above relating to the declassification of the Board. The Board believes that its classified board structure has helped assure continuity and stability of the Company’s business strategies and policies and has reinforced a commitment to focusing on long-term stockholder value. Although these are important benefits, the Board acknowledges that there are growing sentiments among our stockholders and in the investment community in favor of annual elections of directors and believes that the Board would be equally effective in protecting stockholder interests under an annual election system. As a result, the Board has considered the proposal and has determined to recommend a vote “for” the proposal.
The proposal, which is advisory in nature, would constitute a recommendation to the Board if approved by stockholders. Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Such approval would not, by itself, eliminate the classified board. In order to eliminate the classified board provision in the Company’s Certificate of Incorporation, New Jersey law and the terms of the Certificate of Incorporation require the favorable vote of the Board and the holders of at least two-thirds of the then outstanding shares of voting stock of the Company.
If stockholders approve the proposal at this year’s Annual Meeting, the Board, to the extent consistent with its fiduciary duty to act in a manner it believes to be in the best interests of the Company and its stockholders, will abide by the vote of stockholders and will present for a vote of stockholders at next year’s Annual Meeting an amendment to the Company’s Certificate of Incorporation that, if approved by the requisite vote, would eliminate the classified board structure.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Proposals for Inclusion in 2010 Proxy
From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. Under the rules of the SEC (Rule 14a-8 under the Exchange Act), stockholder proposals to be included in the proxy statement for the 2010 Annual Meeting must be received by Selective’s Corporate Secretary at 40 Wantage Avenue, Branchville, NJ 07890 no later than November 26, 2009.
Other Proposals and Nominations
In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by Selective’s Corporate Secretary at the above address by January 29, 2010. Selective’s By-laws require that a stockholder who otherwise intends to present a proposal outside of Rule 14a-8 under the Exchange Act at Selective’s 2010 Annual Meeting must deliver notice to the Corporate Secretary, in proper written form and in accordance with the requirements of the By-laws, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting. Thus, a notice of a stockholder proposal for the 2010 Annual Meeting, submitted outside of Rule 14a-8 under the Exchange Act, will be untimely if received by the Corporate Secretary before December 30, 2009 or after January 29, 2010.
Under Section 3B of Selective’s By-laws, stockholders may: (i) present proposals that are proper subjects for consideration at an annual meeting, which proposals are not submitted for inclusion in the proxy statement for such annual meeting pursuant to Rule 14a-8 of the Exchange Act; or (ii) nominate a person for election to our Board of Directors at the annual meeting. On written request to Selective’s Corporate Secretary at 40 Wantage Avenue, Branchville, NJ 07890, stockholders of record may receive a free copy of Selective’s By-laws. Procedures in the By-laws are separate and distinct from those required by Rule 14a-8 under the Exchange Act.
Selective’s By-laws require that the stockholder provide the following information in writing regarding any proposal:
•	the business proposed to be brought before the annual meeting;

•	the reasons for conducting such business at the annual meeting;

•	any material interest of the stockholder in such business;

•	the beneficial owner, if any, on whose behalf the proposal is made;

•	the name and address of the stockholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially and of record by the stockholder and the beneficial owner.
Selective’s By-laws require that the stockholder provide the following information in writing regarding any nomination for director:
•	all information relating to each person whom the stockholder proposes to nominate for election as a director as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if so elected);

•	the name and address of the stockholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially and of record by the stockholder and the beneficial owner.
* * * * * * * *

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE THEREFORE URGED TO PROMPTLY VOTE YOUR SHARES BY: (1) CALLING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD; (2) ACCESSING THE INTERNET WEBSITE LISTED ON THE PROXY CARD; OR (3) COMPLETING, DATING, AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.
By Order of the Board of Directors:

Robyn P. Turner
Corporate Secretary
March 26, 2009
Branchville, New Jersey
DOCUMENTS INCORPORATED BY REFERENCE
Information regarding Executive Officers is incorporated by reference to the section entitled “Executive Officers of the Registrant” in Part I, Item1. Business of Selective’s Annual Report on Form 10-K for the year ended December 31, 2008.

Appendix A
SELECTIVE INSURANCE GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN (2009)
Amended and Restated Effective July 1, 2009
ARTICLE I
Establishment and Purpose
1.1.	Selective Insurance Group, Inc. established the Employee Stock Purchase Savings Plan effective as of July 1, 1987. The purpose of the Plan is to provide a greater community of interest between Selective stockholders and the employees of Selective and its subsidiaries which adopt the Plan, and to facilitate the purchase by employees of shares of common stock of Selective. It is intended that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

1.2.	The Plan is hereby amended and restated effective with respect to Offering Periods commencing on and after July 1, 2009, and is renamed the “Selective Insurance Group, Inc. Employee Stock Purchase Plan (2009).”
ARTICLE II
Definitions
2.1.	“Account” means a bookkeeping account established by the Company with respect to the funds that are accumulated for each individual Participant as a result of payroll deductions for the purpose of purchasing Shares under the Plan. The funds that are allocated to a Participant’s Account may be commingled with the general funds of the Company.

2.2.	Acquisition” means a merger or consolidation of Selective with and into another person or the sale, transfer, or other disposition of all or substantially all of the assets of Selective to one or more persons (other than any wholly-owned subsidiary Selective) in a single transaction or series of related transactions.

2.3.	“Base Pay” means a Participant’s regular annualized base salary or regular straight time base earnings, excluding payments for overtime, bonuses and other incentive compensation, commissions, pension, welfare and fringe benefits, and any other special, irregular or infrequent benefits or remuneration; provided, however, that Base Pay shall include remuneration paid by the Company for paid-time off (bank days) used while in the employ of the Company, short-term disability wage continuation payments, military leave payments, military leave differential payments and workers’ compensation wage continuation payments, as well as any salary deferral contributions made by the Participant to the Selective Insurance Retirement Savings Plan, the Selective Insurance Company of America “Selections” Plan, and the Selective Insurance Company of America Deferred Compensation Plan.

2.4.	“Board” means the Board of Directors of Selective.

2.5.	“Code” means the Internal Revenue Code of 1986, as amended.

2.6.	“Commencement Date” with respect to an Option means the first day of the Offering Period in which such Option was granted.

2.7.	“Committee” means the Salary and Employee Benefits Committee of the Board.

2.8.	“Company” means, collectively, Selective, Selective Insurance Company of America, Selective HR Solutions VI, Inc., and any Parent or other Subsidiary of Selective which adopts the Plan as a participating employer with the consent of and subject to any conditions imposed by Selective. Notwithstanding the foregoing, the Committee may exclude Selective Insurance Company of America, Selective HR Solutions, Inc. and/or any other Parent or Subsidiary of Selective adopting the Plan from participation in the Plan with respect to any Offering Period by written action prior to the commencement of such Offering Period.

2.9.	“Employee” means any common law employee of the Company, including an officer or a member of the Board of Directors of the Company, who is customarily employed by the Company more than five (5) months in a calendar year, and who (i) is regularly scheduled to work on a full-time basis; (ii) is regularly scheduled to work on a part-time basis; or (iii) is not regularly scheduled to work on either a full-time or part-time basis, but is customarily employed more than twenty (20) hours per week, all as set forth in the books and records of the Company.

2.10.	“Exercise Date” with respect to any Option means the last day of the Offering Period in which such Option was granted.

2.11.	“Fair Market Value” of the Shares on any given date shall be calculated as follows: (i) if the Shares are listed on a national securities exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market and sale prices are regularly reported for the Shares, then the Fair Market Value shall be the closing selling price for a Share reported on the applicable composite tape or other comparable reporting system on the applicable date, or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if closing selling prices are not regularly reported for the Shares as described in clause (i) above but bid and asked prices for the Shares are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Shares on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (iii) if prices are not regularly reported for the Shares as described in clause (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines.

2.12.	“Offering Period” means any of the successive periods of time not to exceed one (1) year used for purposes of purchasing Shares by Participants under the Plan, as described in Section 4.1.

2.13.	“Option” means the right to purchase Shares under the Plan.

2.14.	“Parent” means a parent, as that term is defined under Section 424(e) of the Code.

2.15.	“Participant” means an Employee who has elected to participate in the Plan in accordance with Article V.

2.16.	“Plan” means this Selective Insurance Group, Inc. Employee Stock Purchase Plan (2009), as amended from time to time.

2.17.	“Selective” means Selective Insurance Group, Inc., or any successor.

2.18.	“Shares” mean shares of common stock of Selective, par value $2.00 per share, subject to adjustments which may be made in accordance with Article XV.

2.19.	“Subsidiary” means a subsidiary, as that term is defined under Section 424(f) of the Code.

ARTICLE III
Eligibility
3.1.	Any person who is an Employee during the enrollment period established by the Committee for an Offering Period and as of the first day of an Offering Period, shall be eligible to participate in the Plan with respect to such Offering Period, subject to the limitations imposed by Section 423 of the Code.

3.2.	Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an Option:
(i)	if such Employee, immediately after the Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Selective or of any Parent or Subsidiary of Selective (taking into account stock which would be attributed to such Employee pursuant to Section 424(d) of the Code); or

(ii)	which gives the Employee the right to purchase stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of Selective and its Parents and Subsidiaries, including the Plan, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined as of the Commencement Date of the Offering Period to which the Option relates) for each calendar year in which such Option is outstanding at any time. The term “accrue” shall be interpreted in accordance with Section 423(b)(8) of the Code and the regulations thereunder.
ARTICLE IV
Offering Periods
4.1.	Shares shall be offered for purchase under the Plan through a series of successive or non-overlapping Offering Periods until such time as: (i) the maximum number of Shares available for issuance under the Plan shall have been purchased; or (ii) the Plan shall have been sooner terminated. Each Offering Period shall be of such duration (not to exceed twelve (12) months) and commence on such dates as determined by the Committee prior to the Commencement Date of such Offering Period. At any time and from time to time, the Committee may change the duration and/or the frequency of Offering Periods or suspend operation of the Plan with respect to Offering Periods not yet commenced. Unless otherwise determined by the Committee from time to time, an Offering Period shall commence on the first business day in January and July of each year and end on the last business day in the following June and December, respectively.

4.2.	The Committee may at any time suspend any Offering Period if required by law or if the Committee shall deem such suspension to be in the best interests of the Company.
ARTICLE V
Participation
5.1.	Any person who is an Employee during the enrollment period established by the Committee for an Offering Period and as of the Commencement Date of an Offering Period, may become a Participant in the Plan for such Offering Period by enrolling in the Plan and authorizing payroll deductions prior to the Commencement Date of such Offering Period in the manner provided by the Committee from time to time.

5.2.	Participation in one Offering Period under the Plan shall neither limit, nor require, participation in any other Offering Period.

5.3.	Participation in the Plan shall be voluntary.

ARTICLE VI
Payroll Deductions
6.1.	Upon enrollment in the Plan, a Participant shall authorize the Company to make payroll deductions of a whole percentage of his Base Pay each payroll period at a rate not in excess of ten percent (10%) of such payroll period Base Pay. The Committee may, from time, change the limitations on the maximum and/or minimum percentage or amount of payroll deductions that may be made by Participants; provided, however, that, except as provided in Articles XII and XV, a Participant’s existing rights under any Offering Period that has already commenced may not be adversely affected by such change.

6.2.	Payroll deductions for a Participant shall commence with the first regular payroll date occurring on or after the Commencement Date of the Offering Period for which a payroll deduction authorization has been filed. Payroll deductions shall end on the last payroll date that is on or prior to the Exercise Date, unless the Participant has discontinued his participation in the Plan with respect to that Offering Period earlier as provided in Article IX.

6.3.	At the conclusion of each Offering Period, the Company shall automatically re-enroll each Participant in the next Offering Period, and payroll deductions shall continue at the rate selected by the Participant in his payroll deduction authorization for the prior Offering Period, unless the Participant discontinues his participation in the Plan earlier as provided in Article IX, or increases or reduces his contribution percentage with respect to, and prior to the Commencement Date of, such subsequent Offering Period.

6.4.	All payroll deductions made for a Participant shall be credited to a payroll deduction Account in the name of the Participant under the Plan. The Participant may not make any separate cash payments into such Account nor may payment for Shares be made from other than the Participant’s Account.

6.5.	A Participant may elect to discontinue his participation in the Plan and terminate his payroll deduction authorization as provided in Article IX, but may not alter the amount or rate of payroll deductions during an Offering Period or make any other change during an Offering Period.

6.6.	No interest will be paid or allowed in respect of any payroll deduction amount under any circumstances.

6.7.	Notwithstanding anything in this Article VI to the contrary, to the extent necessary to comply with Section 423(b)(3) or Section 423(b)(8) of the Code and Section 3.2 herein, a Participant may be excluded from participating in an Offering Period, or a Participant’s payroll deductions may be limited, decreased or terminated during any Offering Period. Except to the extent required to ensure compliance with Section 423(b)(3) or Section 423(b)(8) of the Code and Section 3.2 herein, payroll deductions limited, decreased or terminated pursuant to this Section 6.7 shall re-commence automatically at the rate provided in such Participant’s payroll deduction authorization at the beginning of the next Offering Period, unless terminated by the Participant as provided in Article IX or modified by the Participant with respect to the next Offering Period.

6.8.	Notwithstanding anything in this Article VI to the contrary, in the event that an Employee who is a participant in any pension plan maintained by the Company or any of its affiliates which includes a cash or deferred arrangement pursuant to Section 401(k) of the Code takes a hardship distribution, within the meaning of Section 401(k)(2)(B)(i)(IV) of the Code, from such plan, the Committee may decrease the Employee’s payroll deductions under the Plan to zero percent (0%) during an Offering Period, and/or may restrict the Employee from participating in the Plan with respect to a new Offering Period, if and to the extent necessary to satisfy the requirements of Treasury Regulation Section 1.401(k)-1(d)(3)(iv)(E)(2).

ARTICLE VII
Terms and Conditions of Options
7.1.	Options granted pursuant to the Plan shall be evidenced by agreements, if any, in such form, including electronic form, as the Committee shall require, and shall comply with and be subject to the terms and conditions set forth in this Article VII. All Employees shall have the same rights and privileges under the Plan.

7.2.	On the Commencement Date of each Offering Period, Selective shall grant to each Participant in such Offering Period an Option to purchase as many full Shares as may be purchased by such Participant with the amount credited to his Account at the Exercise Date for such Option, subject to the limitations of Section 7.4. A Participant shall be granted a separate purchase right for each Offering Period in which he participates.

7.3.	The Option price of the Shares shall be the lower of:
(i)	85% of the Fair Market Value of the Shares on the Commencement Date of the Offering Period; and

(ii)	85% of the Fair Market Value of the Shares on the Exercise Date for the Offering Period.
7.4.	In no event may the number of Shares purchased by any Participant during an Offering Period exceed 2,400 shares, as the same may be adjusted pursuant to Article XV.
ARTICLE VIII
Exercise of an Option
8.1.	Unless a Participant has received a refund of or withdrawn the balance of his Account pursuant to Article IX, his Option for the purchase of Shares will be exercised automatically on the Exercise Date, and the maximum number of Shares shall be purchased at the applicable Option price with the accumulated payroll deductions in his Account.

8.2.	Any balance remaining in any Participant’s Account at the Exercise Date of an Offering Period equaling less than the sum required to purchase a full Share shall be used to purchase fractional Shares.
ARTICLE IX
Withdrawal or Termination
9.1.	Upon termination of a Participant’s employment with the Company for any reason, including death, prior to an Exercise Date for an Offering Period, the payroll deductions credited to the Participant’s Account for such Offering Period shall be returned to him (or, in the event of the Participant’s death, to his estate) in cash, without interest.

9.2.	Subject to rules and procedures adopted by the Committee, a Participant may withdraw all but not less than all of the balance in his Account and thereby withdraw from participation in the Plan with respect to an Offering Period by giving written notice to the Committee no later than fourteen (14) business days prior to the last day of the Offering Period. Upon receipt of such notice: (a) the Participant’s Option for the Offering Period shall automatically terminate; (b) no further contributions to his Account shall be permitted for such Offering Period; and (c) as soon as administratively practicable, the Company shall refund to the Participant the funds that remain in the Participant’s Account, without interest.

9.3.	An Employee who has previously withdrawn from the Plan may re-enter by complying with the requirements of Article V. Upon compliance with such requirements, an Employee’s re-

entry into the Plan will become effective on the Commencement Date of the next Offering Period following the date the Employee complies with Article V with respect to the re-entry.
ARTICLE X
Shares Under Option
10.1.	The Shares to be sold to Participants under this amended and restated Plan may, at the election of the Board, be either treasury Shares, Shares originally issued for such purpose, or issued and outstanding Shares purchased for such purpose in the open market. Subject to adjustment pursuant to Article XV, the aggregate number of Shares available for issuance under the Plan shall be the lesser of: (i) 4,500,000; and (ii) (A) 1,500,000 plus (B) 2,882,890; plus (C) the number of Shares issued to Participants on the exercise of Options for the Offering Period ending June 30, 2009. For the avoidance of doubt, the aggregate number of Shares remaining available for issuance under the Plan with respect to Offering Periods commencing on or after July 1, 2009 shall be 1,500,000 (subject to adjustment pursuant to Article XV).

10.2.	If for any reason any Option under the Plan terminates or is cancelled in whole or in part, Shares that may have been purchased upon the exercise of such Option may be made subject to another Option under the Plan.

10.3.	If, on any date, the total number of Shares for which outstanding Options have been granted exceeds the number of Shares then available under this Article X after deduction of all Shares that have been purchased under the Plan, the Committee shall make a pro-rata allocation of the Shares that remain available in as nearly a uniform manner as shall be practicable and as it shall determine, in its sole judgment, to be equitable. In such event, the number of Shares each Participant may purchase shall be reduced and the Committee shall give to each Participant a written notice of such reduction.

10.4.	Selective shall deliver, or cause to be delivered, to each Participant, as promptly as practicable after any Exercise Date, a statement indicating the number of Shares, including any fractional Shares, purchased upon exercise of his Option that are being held in an account established by Selective for and in the Participant’s name. Notwithstanding the foregoing, the Committee may, in its sole discretion, issue certificates for Shares to a Participant, subject to payment by the Participant of such reasonable charge as the Committee may impose.

10.5.	A Participant will have no interest in Shares covered by his Option, and will have no rights as a stockholder and no voting rights with respect to any such Shares, until such Option has been exercised and such Shares issued to the Participant.
ARTICLE XI
Administration
11.1.	The Plan shall be administered by the Salary and Benefits Committee of Selective Insurance Group, Inc. For any period during which no such committee is in existence, “Committee” shall mean the Board, and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

11.2.	The Committee shall be vested with full and exclusive discretionary authority to administer the Plan, to construe, interpret and apply its terms, to determine eligibility to participate in the Plan, to adjudicate all disputed claims made with respect to the Plan and to adopt such rules and regulations as it deems necessary to administer the Plan. Without limiting the generality of the foregoing, the Committee may, at any time, change the timing of an Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll deduction authorizations, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Base Pay, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

11.3.	Any determination, decision, or action of the Committee with respect to the construction, interpretation, administration, or application of the Plan, any Option agreement entered into pursuant to the Plan or any other forms or procedures used in connection with or relating to the Plan shall be final, conclusive, and binding on all persons having or claiming any interest under this Plan.

11.4.	The Committee may, at any time and in its sole discretion by action in writing, delegate to any individual, committee or entity any of its powers and responsibilities under the Plan. Without limiting the generality of the foregoing, the Committee may appoint an employee or employees of the Company and delegate to such employee(s) its authority to administer the day-to-day operations of the Plan.

11.5.	In addition to such other rights of indemnification as they may have as directors, officers, employees or members of the Committee, the members of the Committee shall be indemnified by Selective against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them, or any of them, in settlement thereof (provided such settlement is approved by independent legal counsel selected by Selective) or in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expenses, to handle and defend the same.
ARTICLE XII
Amendment and Termination of the Plan
12.1.	The Board may amend the Plan at any time in such respects as it shall deem advisable; provided, however, that stockholder approval will be required for any amendment that will increase the total number of Shares as to which Options may be granted under the Plan or for any amendment which, without such stockholder approval, would cause this Plan to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code.

12.2	The Board may suspend or terminate this Plan at any time. Upon a suspension or termination of the Plan while an Offering Period is in progress, the Committee shall either shorten such Offering Period by setting a new Exercise Date before the date of such suspension or termination of the Plan, or shall refund to each Participant the balance, if any, of each Participant’s Account, without interest.

12.3	Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee, as administrator of the Plan, shall be entitled to make changes to the Offering Periods and other terms of participation in the Plan permitted by Article 11, including, without limitation, Section 11.2.

ARTICLE XIII
Nontransferability
13.1.	Neither the Options, the payroll deductions credited to a Participant’s Account, nor any rights with regard to the exercise of an Option or the receipt of Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant, other than by will or the laws of descent or distribution, and any such attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect, but Selective may treat such act as an election to withdraw from the Plan in accordance with Article IX. No Option may be exercised during a Participant’s lifetime by any person other than the Participant.

13.2.	Unless otherwise determined by the Committee, Shares purchased under the Plan may be registered only in the name of the Participant, or, if such Participant so indicates on his payroll deduction authorization form, in his name jointly with a member of his family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have Shares registered in the Participant’s name as tenant in common with a member of the Participant’s family, without right of survivorship.
ARTICLE XIV
Use of Funds
14.1.	All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to, and shall not, segregate such payroll deductions. On each Exercise Date, sufficient funds to acquire the number of Shares being purchased by the Participants employed by each Company shall be transferred to Selective by the Company which employs such Participants.
ARTICLE XV
Adjustments upon Changes in Capitalization, Acquisitions, Etc.
15.1.	Subject to any required action by the stockholders of Selective, the number of Shares covered by each Option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under Option (collectively, the “Reserves”), as well as the maximum number of Shares which may be purchased by a Participant in an Offering Period, the number of Shares set forth in Sections 7.4 and 10.1 above, and the price per Share covered by each Option which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of the issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares (including any such change in the number of Shares effected in connection with a change in domicile of Selective), or any other increase or decrease in the number of Shares effected without receipt of consideration by Selective; provided however, that conversion of any convertible securities of Selective shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

15.2.	In the event of a dissolution or liquidation of Selective, the Plan and the Offering Period then in progress will terminate immediately prior to the consummation of such action. Unless otherwise provided by the Committee, any outstanding Option granted with respect to the Offering Period then in progress will terminate immediately prior to the consummation of such action, and the entire amount credited to each Participant’s Account will be paid to him or her in cash without interest.

15.3.	In the event of an Acquisition, each Option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of such successor corporation. In the event that the successor corporation or

Parent or Subsidiary of such successor corporation refuses to assume or substitute for outstanding Options, then the Committee shall provide for either (i) or (ii) below to occur:
(i)	The Offering Period then in progress shall be shortened and a new Exercise Date shall be set with respect to such Offering (the “New Exercise Date”), as of which date the Offering Period then in progress will terminate. The New Exercise Date shall be on or before the date of consummation of the transaction and the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his Option has been changed to the New Exercise Date and that his Option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Plan with respect to such Offering Period as provided in Article IX.

(ii)	The Offering Period then in progress will terminate immediately prior to the consummation of the Acquisition, any outstanding Option granted with respect to the Offering Period then in progress will terminate, and the entire amount credited to each Participant’s Account will be paid to him or her in cash without interest.
For purposes of this Article XV, an Option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon an Acquisition, each holder of an Option would be entitled to receive upon exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Article XV); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Shares in the transaction.

15.4.	The Committee shall make an appropriate and proportionate adjustment, as determined in the exercise of its sole discretion, to the Reserves, as well as the price per Share and the kind of shares covered by each outstanding Option, in the event that Selective effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares, and in the event of a merger or other consolidation of Selective with or into any other corporation.
ARTICLE XVI
Registration and Qualification of Shares
16.1.	Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

16.2.	As a condition to the exercise of an Option, the Committee may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Committee, such a representation is required by any of the aforementioned applicable provisions of law.

ARTICLE XVII
Designation of Beneficiary
17.1.	A Participant may, if and to the extent permitted by the Committee, file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant’s Account under the Plan in the event of such Participant’s death subsequent to the end of an Offering Period but prior to delivery to him of such Shares and cash. Any such beneficiary shall also be entitled to receive any cash from the Participant’s Account under the Plan in the event of such Participant’s death during an Offering Period.

17.2.	Such designation of beneficiary may be changed by the Participant at any time by written notice to the Committee. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Committee shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.
ARTICLE XVIII
Miscellaneous
18.1.	If a Participant disposes of any Shares received by him pursuant to an Option within two (2) years after the Commencement Date or within one (1) year after the Exercise Date of the Offering Period to which such Option relates, the Participant shall notify Selective in writing within 30 days after the date of any such disposition, and shall provide such details of the disposition, including the date of the disposition, as the Committee may require.

18.2.	No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or any subsidiary or affiliate thereof, or to interfere in any way with the right of the Company to increase or decrease the amount of any compensation payable to such Participant.

18.3.	Each Participant who purchases Shares under the Plan shall thereby be deemed to have agreed that the Company shall be entitled to withhold, from any other amounts that may be payable to the Participant at or around the time of the purchase, such federal, state, local and foreign income, employment and other taxes which may be required to be withheld under applicable laws. In lieu of such withholding, the Company may require the Participant to remit such taxes to the Company as a condition of the purchase.

18.4.	In the event that any provision of the Plan shall be declared illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been a part of the Plan.

18.5.	The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, to the extent not preempted by federal law.

18.6.	Whenever used in the Plan, unless the context otherwise indicates, words in the masculine will be deemed to include the feminine, and the singular will be deemed to include the plural.

DIRECTIONS
Selective Insurance Group, Inc.
Directions to Principal Offices
40 Wantage Avenue
Branchville, NJ 07890-1000
From East:
Route I-80 West to Route 15 North to Route 206 North. Go about 2 miles from Route 15/Route 206 intersection, turn right at traffic light, then left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). 1st entrance on right — Northeast Operations. 2nd entrance on right — Corporate office/main reception area.
From West:
Route I-80 East to Route 94 North to Route 206 North. Turn right at Branchville traffic light opposite “Our Lady Queen of Peace” Catholic church, then left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). 1st entrance on right — Northeast Operations. 2nd entrance on right — Corporate office/main reception area.
—or—
Route I-78 East to Pa. Route 611 North to Route 94 North to Route 206 North. Turn right at Branchville traffic light opposite “Our Lady Queen of Peace” Catholic church, then left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). 1st entrance on right — Northeast Operations. 2nd entrance on right — Corporate office/main reception area.
—or—
Route I-78 East to Route 31 North to Route 46 West to Route 94 North to Route 206 North. Turn right at Branchville traffic light opposite “Our Lady Queen of Peace” Catholic church, then left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). 1st entrance on right — Northeast Operations. 2nd entrance on right — Corporate office/main reception area.
From North:
Route I-84 (East or West) to PA Route 209 South to Route 206 South. Left at Branchville traffic light opposite “Our Lady Queen of Peace” Catholic church, then turn left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). 1st entrance on right — Northeast Operations. 2nd entrance on right — Corporate office/ main reception area.
From South:
Route 206 North or Route I-80 West to Route 15 North to Route 206 North. Turn right at Branchville traffic light opposite “Our Lady Queen of Peace” Catholic church, then left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). 1st entrance on right — Northeast Operations. 2nd entrance on right — Corporate office/main reception area.

SELECTIVE INSURANCE GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, April 29, 2009
3:00 p.m.
40 Wantage Avenue
Branchville, New Jersey 07890

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890	proxy

This proxy is solicited by the Board of Directors of Selective Insurance Group, Inc. for use at the Annual Meeting of Stockholders to be held on April 29, 2009.

The undersigned, a stockholder of Selective Insurance Group, Inc. (the “Company”), hereby constitutes and appoints John C. Burville and Ronald L. O’Kelley and/or any one of them (with full power of substitution and the full power to act without the other), proxies to vote all the shares of the Common Stock of the Company, registered in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 29, 2009 at 3:00 p.m., in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

Specify your choices by marking the appropriate box (see reverse side), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot.

Your vote is important. Please vote immediately.
See reverse for voting instructions.

ADDRESS BLOCK	COMPANY #

Vote by Internet, Telephone, or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

INTERNET – www.eproxy.com/sigi
Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 28, 2009. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available and follow the instructions to obtain your records and create an electronic ballot.

PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 28, 2009. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available and follow the instructions.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Selective Insurance Group, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
TO CHANGE YOUR VOTE
You may revoke your proxy by giving proper written notice of revocation to the Corporate Secretary of the Company before your proxy is exercised. Any subsequent timely and valid vote, by any means, will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 12:00 noon (CT) on April 28, 2009, will be the one counted. You may also change your vote by voting in person at the Annual Meeting of Stockholders.
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, and 4.

1.	Election of three (3) Class II directors	01 A. David Brown	☐	Vote FOR		☐	Vote WITHHELD
	for a term expiring in 2012:	02 S. Griffin McClellan III		all nominees			from all nominees
		03 J. Brian Thebault		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approve the amended and restated Selective Insurance Group, Inc. Employee Stock Purchase Plan (2009).		☐	For	☐	Against	☐ Abstain

3.	Ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2009.		☐	For	☐	Against	☐ Abstain

4.	Stockholder proposal relating to the declassification of the Board of Directors.		☐	For	☐	Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Date
Address Change? Mark Box ☐ Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.